Exhibit 3.1


                             SECOND AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                                  ICG HOLDINGS, INC.


               Pursuant to the provisions of the Colorado Business Corporation Act, ICG Holdings, Inc. (the "Corporation") adopts the following Second Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

                                      ARTICLE I
                                      ---------

               The name of the Corporation is ICG HOLDINGS, INC.

                                      ARTICLE II
                                     -----------

               The period of its duration is perpetual.

                                     ARTICLE III
                                     ------------

               3.1  Purposes.
                    --------- The nature, objects and purposes of the business to be transacted shall be as follows:

                    (a)  To own and operate.
                         ------------------ To own and operate domestic and international telecommunications companies and telecommunications facilities, including, but not limited to, earth satellite stations, channels of communications, orbital satellite stations, satellite transponders, very small aperture satellite terminals ("VSAT") and systems, microwave radio transmission systems, fiber optic transmission systems, telecommunications cable, telecommunications conduits, telephone systems, and telecommunications systems of any kind.

                    (b)  To acquire business.
                         --------------------     To acquire (whether for
          cash or in exchange for its assets or securities, or otherwise), operate and deal in other businesses of all types and interests therein.

                    (c)  To engage in other lawful business.
                         ---------------------------------- To engage in
          any other lawful business or activity for which corporations may be incorporated under the laws of Colorado.

                                      ARTICLE IV
                                     -----------

               The aggregate number of shares of stock the Corporation is authorized to issue is 40,000 shares of a class designated as common stock, no par value per share, and 1,000,000 shares of a class designated as preferred stock, no par value per share, and the relative rights of the shares of each class are as follows:

               4.1  Common Stock.
                    -------------

                    (a) The holders of common stock shall have and possess all rights as shareholders of the Corporation except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the preferred stock. All common stock, when duly issued, shall be fully paid and nonassessable. The holders of common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors. The holders of the common stock shall also be entitled to receive their pro rata share of the net assets of the Corporation upon dissolution.

                    (b) The shares of such class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent that any additional voting group or groups have been or may hereafter be established in accordance with the Colorado Business Corporation Act and except to the extent of the voting rights of the holders of preferred stock under Article IV.

                    (c) Each shareholder of record shall have one vote for each share of common stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

               4.2  Preferred Stock, Generally.
                    ---------------------------

                    The Corporation may divide and issue the preferred stock in series. The preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of preferred stock into one or more series and to fix and determine by resolution the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by these Second Amended and Restated Articles of Incorporation and the laws of the State of Colorado in respect of the following:

                    (a) The number of shares to constitute such series, and the distinctive designations thereof;

                    (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative or noncumulative and the date from which any dividend shall accrue;

                    (c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    (d) The amount payable with respect to shares in the event of involuntary liquidation;

                    (e) The amount payable with respect to shares in the event of voluntary liquidation;

                    (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

                    (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

                    (h)  Voting rights, if any; and

                    (i) Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitations or restrictions of rights or powers to which shares of any future series shall be subject.

               4.2.1     Cumulative Exchangeable Redeemable Preferred
                         --------------------------------------------
          Stock; Statement of Designation of Preferences and Rights.
          ----------------------------------------------------------

               A series of preferred stock of the Corporation has been created with the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, as follows:

               1.   Certain Definitions:
                    -------------------      Set forth below are certain
          defined terms used in this Section 4.2.1.

               "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Corporation and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
          (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Corporation or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Corporation or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph 11(b)(i)(3) of this
          Section 4.2.1 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Corporation or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Corporation or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
          (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph 11(b)(i)(3) of this Section 4.2.1, any amount paid or accrued as dividends on preferred stock of the Corporation or any Restricted Subsidiary owned by Persons other than the Corporation and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to the Corporation and any of its Subsidiaries, the term "Affiliate" shall be deemed to include Mr. William Becker, Mr. Lawrence Becker and any person related by blood or marriage to either of them.

               "Asset Acquisition" means (i) an investment by the Corporation or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Corporation or shall be merged into or consolidated with the Corporation or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Corporation or any of its Restricted Subsidiaries of the property and assets of any Person other than the Corporation or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such acquisition.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Corporation or any of its Restricted Subsidiaries to any Person other than the Corporation or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Corporation or any of its Restricted Subsidiaries or (iii) any other property and assets of the Corporation or any of its Restricted Subsidiaries outside the ordinary course of business of the Corporation or such Restricted Subsidiary and, in each case, that is not governed by the provisions of paragraph 11(g) of this Section 4.2.1; provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of the Corporation or any of its Restricted Subsidiaries, in substantially simultaneous exchanges for consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors delivered to the Transfer Agent.

               "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing
          (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in the City of New York, or in the city of the Transfer Agent Office, are authorized by law to close.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after April 29, 1996, including, without limitation, all common stock and preferred stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under any such Capitalized Lease.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of Holdings on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by Holdings' stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of the Corporation is not beneficially owned by Holdings; provided, however, that a Change of Control shall be deemed not to occur solely as a result of a Reorganization.

               "Closing Date" means the date on which the Exchangeable Preferred is originally issued.

               "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income,
          (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses on sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Corporation and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Corporation or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness
          (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Corporation or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized
          Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Corporation and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the Senior Discount Notes and/or the Exchangeable Preferred, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

               "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Corporation and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Corporation or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Corporation or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Corporation or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Event of Default" means a Voting Rights Triggering Event as defined in paragraph 10(b) of this Section 4.2.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FOTI" means Fiber Optic Technologies Inc., a Colorado corporation.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Section 4.2.1 shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Section
          4.2.1 shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the Senior Discount Notes and/or the Exchangeable Preferred and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
          The term "Guarantee" used as a verb has a corresponding meaning.

               "Holders" means the registered holders of shares of Exchangeable Preferred.

               "Holdings," as used in this Section 4.2.1, means IntelCom Group, Inc., a Canadian federal corporation, or any successor thereto, and, if a Reorganization is completed, shall be deemed to refer also to "Newco" as defined in the definition of Reorganization.

               "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,
          (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
          (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Corporation and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "Determination Date") to (ii) the Consolidated EBITDA of the Corporation for the then most recent four full fiscal quarters for which reports have been filed pursuant to paragraph 11(i) of this Section 4.2.1 (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that
          (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Determination Date (including any Indebtedness Incurred on the Determination Date), to the extent outstanding on the Determination Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Determination Date (the "Reference Period"), the Corporation or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Corporation or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Corporation shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period. In calculating this ratio for purposes hereof, the amount of outstanding Indebtedness shall be deemed to include the liquidation preference of any preferred stock then outstanding.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Corporation or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Corporation or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Corporation and its Restricted Subsidiaries that bears interest at floating rates.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Corporation or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and paragraph 11(b) of this Section 4.2.1, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Corporation at the time that such Restricted Subsidiary of the Corporation is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Corporation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

               "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

               "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary of the Corporation) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Corporation and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Corporation or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Offer to Purchase" means an offer to purchase shares of Exchangeable Preferred by the Corporation from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all shares of Exchangeable Preferred validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any shares of Exchangeable Preferred not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless the Corporation defaults in the payment of the purchase price, any shares of Exchangeable Preferred accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that Holders electing to have any shares of Exchangeable Preferred purchased pursuant to the Offer to Purchase will be required to surrender the shares of Exchangeable Preferred together with a form entitled "Option of the Holder to Elect Purchase" (the form of which will be mailed with such notice) completed, to the paying agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of the shares of Exchangeable Preferred delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Exchangeable Preferred purchased; and (vii) that Holders whose shares of Exchangeable Preferred are being purchased only in part will be issued new shares of Exchangeable Preferred equal in liquidation preference to the unpurchased portion of the shares of Exchangeable Preferred surrendered; provided that each share of Exchangeable Preferred purchased and each new share of Exchangeable Preferred issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Corporation shall (i) accept for payment on a pro rata basis shares of Exchangeable Preferred or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the paying agent money sufficient to pay the purchase price of all shares of Exchangeable Preferred or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent all shares of Exchangeable Preferred or portions thereof so accepted together with an Officers' Certificate specifying the shares of Exchangeable Preferred or portions thereof accepted for payment by the Corporation. The paying agent shall promptly mail to the Holders of shares of Exchangeable Preferred so accepted, payment in an amount equal to the purchase price, and the Transfer Agent shall promptly authenticate and mail to such Holders new shares of Exchangeable Preferred equal in liquidation preference to any unpurchased portion of the shares of Exchangeable Preferred surrendered; provided that each share of Exchangeable Preferred purchased and each new share of Exchangeable Preferred issued shall be in a principal amount of $1,000 or integral multiples thereof. The Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the paying agent for an Offer to Purchase. The Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Corporation is required to repurchase shares of Exchangeable Preferred pursuant to an Offer to Purchase.

               "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

               "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Corporation or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Corporation or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; and (vi) Indebtedness of Holdings owed to the Corporation, in an amount not to exceed the reasonable expenses of Holdings as a holding company that are actually incurred, and paid, by Holdings; provided that such Indebtedness of Holdings is evidenced by an unsubordinated promissory note that provides that it will be paid prior to any mandatory redemption of the Exchangeable Preferred if such payment would be necessary to effectuate such redemption.

               "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Corporation or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with paragraph 11(a) of this Section 4.2.1, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Corporation and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Corporation or its Restricted Subsidiaries relating to such property or assets;
          (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Corporation or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Corporation or any Restricted Subsidiary;
          (xiii) Liens arising from the rendering of a final judgment or order against the Corporation or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Corporation or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Corporation and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

                "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after April 29, 1996, including, without limitation, all series and classes of such preferred or preference stock.

               "Public Equity Offering" means a bona fide underwritten primary public offering of common stock of Holdings or the Corporation pursuant to an effective registration statement under the Securities Act.

               "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the shares of Exchangeable Preferred, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the mandatory redemption date of the shares of Exchangeable Preferred, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the mandatory redemption date of the shares of Exchangeable Preferred; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the shares of Exchangeable Preferred shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" provisions contained in paragraph 7(b) of this Section 4.2.1 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Corporation's repurchase of Exchangeable Preferred as provided in paragraph 7(b) of this Section 4.2.1.

               "Reorganization" means the transaction or series of transactions in which the Voting Stock of Holdings is changed into or exchanged for Voting Stock of a corporation organized under the laws of any State in the United States ("Newco").

               "Restricted Subsidiary" means any Subsidiary of the Corporation other than an Unrestricted Subsidiary.

                "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Discount Notes," as used in this Section 4.2.1, means the Senior Discount Notes Due 2006 of the Corporation, Guaranteed by Holdings on a senior unsecured basis and issued on the Closing Date.

               "Senior Discount Notes Indenture," as used in this Section 4.2.1, means the Indenture dated as of the Closing Date among the Corporation, Holdings and the Trustee pursuant to which the Senior Discount Notes are issued.

               "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its Subsidiaries.

               "Strategic Investor" means any Person engaged in the telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

               "Strategic Investor Subordinated Indebtedness" means all Indebtedness of the Corporation owed to a Strategic Investor that is contractually subordinate in right of payment to the shares of Exchangeable Preferred to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of the Corporation's obligations under the shares of Exchangeable Preferred; provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in common stock (other than Redeemable Stock) of Holdings or the Corporation.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

               "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

               "13 1/2% Notes" means the 13 1/2% Senior Discount Notes Due 2005 of the Corporation Guaranteed by Holdings on a senior unsecured basis.

               "13 1/2% Notes Indenture" means the Indenture dated as of August 8, 1995 among the Corporation, Holdings and the Trustee pursuant to which the Corporation issued the 13 1/2% Notes.

               "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Corporation or any of its Restricted Subsidiaries or the issuance of any Redeemable Stock of the Corporation, the date such Indebtedness is to be Incurred or such issuance is to be made and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Transfer Agent" means American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or such other Person as may become the transfer agent with respect to the Exchangeable Preferred.

               "Transfer Agent Office" means the principal office of the Transfer Agent at any particular time, which office is, at the date hereof, located at 40 Wall Street, 46th Floor, New York, New York 10005.

               "Trustee"  means Norwest Bank Colorado, National
          Association, or such other Person as may become the trustee under the Indenture, the Senior Discount Notes Indenture, or the 13 1/2% Notes Indenture, as the context requires.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary of the Corporation), to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Corporation or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under paragraph 11(b) of this
          Section 4.2.1. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Corporation; provided that immediately after giving effect to such designation (x) the Corporation could Incur $1.00 of additional Indebtedness under paragraph 11(a)(i) of this Section
          4.2.1 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

               "Zycom" means Zycom Corporation, an Alberta, Canada corporation.

               2.   Designation Amount.
                    ------------------ The distinctive serial designation of this series shall be "Cumulative Exchangeable Redeemable Preferred Stock" (as used in this Section 4.2.1, "Exchangeable Preferred"). The number of shares of Exchangeable Preferred shall initially be 150,000, which number may from time to time be increased (but not above the number that would cause the aggregate number of all shares of preferred stock of all series to exceed 1,000,000 shares) or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Exchangeable Preferred redeemed, purchased by the Corporation or exchanged for Exchange Debentures (as defined in paragraph 8(a) of this Section 4.2.1) shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series; provided, however, that no such issued and reacquired shares of such series shall be reissued or sold as shares of Exchangeable Preferred unless reissued as a stock dividend on outstanding shares of Exchangeable Preferred.

               3.   Rank.
                    -----     The Exchangeable Preferred shall, with
          respect to dividend rights and distribution rights on liquidation, winding-up and dissolution of the Corporation, rank
          (i) senior to all classes of common stock of the Corporation and to each other class of Capital Stock or series of preferred stock established after April 25, 1996, by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the common stock of the Corporation as "Junior Securities"); (ii) on a parity with any class of Capital Stock or series of preferred stock issued by the Corporation established after April 25, 1996, by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions described below, junior to each class of Capital Stock or series of preferred stock issued by the Corporation established after April 25, 1996, by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"). The Exchangeable Preferred will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Corporation may not issue any new class of Senior Securities without the approval of the Holders of at least a majority of the shares of Exchangeable Preferred then outstanding, voting or consenting, as the case may be, separately as one class, except that without such approval of Holders of the Exchangeable Preferred, the Corporation may issue shares of Senior Securities (1) in exchange for, or the proceeds of which are used to redeem or repurchase, all, but not less than all, shares of Exchangeable Preferred then outstanding, or (2) in exchange for, or the proceeds of which are used to repay, any outstanding Indebtedness of the Corporation.

               4.   Dividends.
                    ---------

                    (a) The Holders of shares of the Exchangeable Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends at the annual rate of 14 1/4% of the liquidation preference per share, subject to the provisions of paragraph 4(e) below. Such dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Exchangeable Preferred, and shall be payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year commencing on August 1, 1996 (each of such dates being a "dividend payment date"), with respect to the period commencing with the date of issuance of the particular shares of Exchangeable Preferred or the immediately preceding dividend payment date and ending on the day preceding such respective dividend payment date (each of such periods being a "dividend period"), to shareholders of record on the preceding January 15, April 15, July 15, and October 15, respectively (each, a "regular record date"). Any dividend payments made with respect to shares of Exchangeable Preferred on or before May 1, 2001, may be made, in the sole discretion of the Board of Directors, in cash or in such number of additional fully paid and nonassessable shares of Exchangeable Preferred having an aggregate liquidation preference equal to the amount of such dividends, and the issuance of such additional shares of Exchangeable Preferred shall constitute full payment of such dividend. All dividends paid with respect to shares of Exchangeable Preferred pursuant to this paragraph 4(a) shall be paid pro rata to the Holders entitled thereto. The Corporation may, at the option of the Board of Directors, elect not to issue fractions of a share of Exchangeable Preferred ("Fractional Shares") in payment of any dividend in additional shares of Exchangeable Preferred. In such event, in lieu of any Fractional Shares, each record Holder of Exchangeable Preferred otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Transfer Agent or other agent selected by the Corporation, on behalf of all such Holders of the aggregate of all Fractional Shares otherwise payable as a dividend. Such sale shall be effected promptly after the record date fixed for determining the Holders entitled to payment of the dividend. All shares of Exchangeable Preferred issued as a dividend with respect to the Exchangeable Preferred will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges. After May 1, 2001, dividends on the Exchangeable Preferred shall be paid only in cash to the Holders of record at the close of business on the regular record date with respect to the applicable dividend payment date.

                    (b) Accumulated unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular dividend payment date, to Holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors. Holders of Exchangeable Preferred will not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. If any dividend (or portion thereof) payable on any dividend payment date on or before May 1, 2001, is not declared or paid in full in cash or in shares of Exchangeable Preferred as described in paragraph 4(a) above on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred, compounding quarterly from such dividend payment date until paid in full. If any dividend (or portion thereof) payable on any dividend payment date after May 1, 2001, is not declared or paid in full in cash on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred, compounding quarterly from such dividend payment date until paid in full.

                    (c) So long as any shares of the Exchangeable Preferred are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on any shares of Junior Securities or Parity Securities or (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities or (iii) make any distribution in respect of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, in any such case either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities to holders of such Junior Securities or distributions or dividends of a particular class or series of Parity Securities to holders of such Parity Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or otherwise acquire for value any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, unless, as to any of the actions described in clauses (i), (ii) or (iii) above, prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, other acquisition for value or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of the Exchangeable Preferred not paid on the dates provided for in paragraphs 4(a) or 4(b) hereof (including accrued dividends, if any, not paid by reason of the terms and conditions of paragraph 4(d) hereof) shall have been paid or shall have been declared and, if payable in cash, a sum in cash set apart for such payment. If full cumulative dividends on the Exchangeable Preferred are not so paid, the Exchangeable Preferred will share dividends pro rata with the Parity Securities. If full cumulative dividends on the Exchangeable Preferred have not been so paid, the Exchangeable Preferred may not be optionally redeemed in part as provided in paragraph 6(d) of this Section 4.2.1.

                    (d) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Exchangeable Preferred, or any other shares of Junior Securities or Parity Securities, or other series of the Corporation's preferred stock, shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any contract or other agreement of the Corporation or any of its Restricted Subsidiaries entered into or assumed prior to, on, or after the Closing Date specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this paragraph 4(d) shall be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any cash dividends on shares of the Exchangeable Preferred, whether permitted by any of such agreements or not.

                    (e) If, on or prior to November 1, 1996, the Corporation does not, as more fully provided in the Registration Rights Agreement with respect to the Exchangeable Preferred dated the Closing Date, either (i) consummate an offer by the Corporation to such Holders to exchange the Exchangeable Preferred for an issue of preferred stock of the Corporation with terms identical to the Exchangeable Preferred pursuant to an effective registration statement under the Securities Act with respect to such exchange offer, or (ii) file and cause to become effective under the Securities Act a shelf registration statement with respect to resales of the Exchangeable Preferred, then dividends, in addition to the dividends described in paragraph 4(a) of this Section 4.2.1, will accrue at the annual rate of 0.5% of the liquidation preference per share on the Exchangeable Preferred from November 1, 1996, payable in additional shares of Exchangeable Preferred quarterly in arrears on February 1, May 1, August 1, and November 1 of each year commencing on February 1, 1997.

               5.   Liquidation Preference.
                    -----------------------
                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Securities, including common stock of the Corporation, the Holders of Exchangeable Preferred then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount in cash equal to $1,000 for each share outstanding (which amount is hereinafter referred to as the "liquidation preference"), plus an amount in cash equal to all accrued and unpaid dividends and interest thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the dividend payment date immediately preceding the date fixed for liquidation, dissolution or winding-up to the date fixed for liquidation, dissolution or winding-up). Except as provided in the preceding sentence, Holders of Exchangeable Preferred shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Exchangeable Preferred and all other Parity Securities, then the holders of all such shares shall share ratably in any distribution of assets of the Corporation with respect to the Exchangeable Preferred and Parity Securities in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Exchangeable Preferred and all other Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference and accrued and unpaid dividends or interest to which each Holder is entitled, such Holders of shares of Exchangeable Preferred will not be entitled to any further participation in any distribution of the assets of the Corporation.

                    (b) For purposes of this paragraph 5, a merger, consolidation or sale of substantially all of the Corporation's assets that complies with the provisions of paragraph 11(g) of this Section 4.2.1 shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

               6.   Optional Redemption.
                    -------------------

                    (a) Subject to subparagraph (d) of this paragraph 6, and subject to the legal availability of funds therefor and to any contractual and other restrictions with respect thereto, at any time on or after May 1, 2001, the Corporation, at the option of the Board of Directors, may redeem, in whole or in part, the shares of Exchangeable Preferred at the time outstanding, at any time or from time to time, upon notice given as provided in paragraph 9 of this Section 4.2.1, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, subject to the right of holders of preferred stock on a record date to receive dividends on a dividend payment date) if redeemed during the 12-month period beginning May 1 of each of the years set forth below:

                    YEAR                               PERCENTAGE
                    2001                               107.125%
                    2002                               104.750%
                    2003                               102.375%
                    2004 and thereafter                100.000%

                    (b) In addition, but subject to subparagraph (d) of this paragraph 6, on or prior to May 1, 1999, the Corporation may, at the option of the Board of Directors from time to time, subject to the legal availability of funds therefor and to any contractual and other restrictions with respect thereto, redeem shares of Exchangeable Preferred having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred issued on the Closing Date, at a redemption price equal to 114 1/4% of the liquidation preference thereof (subject to the right of Holders of Exchangeable Preferred on relevant record dates to receive dividends due on relevant dividend payment dates), plus an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, with proceeds of one or more Public Equity Offerings of common stock of (A) the Corporation or (B) Holdings, provided that (i) with respect to a Public Equity Offering referred to in clause (B) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Exchangeable Preferred to be so redeemed are contributed by Holdings to the Corporation prior to such redemption and used by the Corporation to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

                    (c)  In the event of partial redemptions of
          Exchangeable Preferred, the shares to be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any Holder of fewer than 100 shares without regard to such pro rata redemption requirement.

                    (d) Notwithstanding the foregoing provisions of paragraph 6(a) or (b) of this Section 4.2.1, unless the full cumulative dividends for all past dividend periods on all outstanding shares of Exchangeable Preferred shall have been paid or contemporaneously are declared and paid or set apart for payment (whether in cash or additional shares of Exchangeable Preferred, as permitted under paragraph 4(a) of this Section 4.2.1), none of the shares of Exchangeable Preferred shall be redeemed pursuant to paragraph 6(a) or (b) of this Section 4.2.1 unless all outstanding shares of Exchangeable Preferred are simultaneously redeemed and all such cumulative dividends are paid in cash contemporaneously with such redemption.

               7.   Mandatory Redemption.
                    --------------------

                    (a) The Exchangeable Preferred will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restriction with respect thereto) in whole on May 1, 2007, at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

                    (b) Upon the occurrence of a Change of Control, the Corporation will (subject to any contractual and other restrictions with respect thereto and to the legal availability of funds therefor) offer (the "Change of Control Offer") to each Holder of Exchangeable Preferred to repurchase all or any part of such Holder's Exchangeable Preferred at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of purchase (including an amount in cash equal to a prorated dividend from the dividend payment date immediately preceding the date of purchase to the date of purchase). The Change of Control Offer will be made within 30 days following a Change of Control, will remain open for at least 30 and not more than 40 days, and will be made in compliance with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, the Corporation will not make a Change of Control Offer if any of the Senior Discount Notes or 13 1/2% Notes are outstanding upon the occurrence of a Change of Control unless all of the Senior Discount Notes and 13 1/2% Notes tendered pursuant to the "change of control offers" with respect thereto are repurchased as a result of such Change of Control, in which case the date on which all Senior Discount Notes and 13 1/2% Notes (and any other Indebtedness or Senior Securities of the Corporation having provisions similar to Section 4.04(x) of the Senior Discount Notes Indenture) are so repurchased will be deemed to be the date on which such Change of Control shall have occurred.

                    (c) If the Corporation shall fail to discharge its obligation to redeem all outstanding shares of Exchangeable Preferred pursuant to paragraph 7(a) or (b) of this Section 4.2.1 (the "Mandatory Redemption Obligation"), the Corporation shall discharge the Mandatory Redemption Obligation as soon as the Corporation is able to do so. If and so long as any Mandatory Redemption Obligation with respect to the Exchangeable Preferred shall not be fully discharged, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligations in respect of, Junior Securities or Parity Securities (other than as a result of a reclassification of Junior Securities or Parity Securities, or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities, or the exchange or conversion of one class or series of Parity Securities for or into another class or series of Parity Securities, or other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or Parity Securities and in any case not involving the payment of cash to holders of such securities) or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities.

               8.   Exchange.
                    ---------

                    (a) The Corporation may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the shares of Exchangeable Preferred then outstanding, including any shares of Exchangeable Preferred issued as payment for dividends, for a new series of 14 1/4% Exchange Debentures due May 1, 2007, of the Corporation (the "Exchange Debentures") to be issued pursuant to the indenture (the "Indenture") qualified under the Trust Indenture Act of 1939, as amended, substantially in the form agreed to on the Closing Date, a copy of which is on file with and can be obtained from the Secretary of the Corporation on request, at any time following the date on which such exchange is permitted by the terms of the Senior Discount Notes Indenture, the 13 1/2% Notes Indenture, and the terms of all other then-existing Indebtedness of the Corporation and subject to the conditions contained in paragraph 8(b) below. The Exchange Debentures will be issued in registered form, without coupons, be duly executed, authenticated as of the date on which the exchange is effective and dated the date of exchange. In the event of an exchange, Holders of Exchangeable Preferred shall be entitled to receive on the date of exchange Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Exchangeable Preferred exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share (including a prorated dividend for the period from the immediately preceding dividend payment date to the date of exchange). In the event such exchange would result in the issuance of Exchange Debentures in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral of $1,000 which is less than such principal amount, as the case may be, is hereinafter referred to as the "Fractional Principal Amount"), the Corporation may, subject to any restrictions in the Senior Discount Notes Indenture, the 13 1/2% Notes Indenture, and the terms of all other then-existing Indebtedness of the Corporation, at the option of the Board of Directors, pay cash to each Holder of Exchangeable Preferred in lieu of Fractional Principal Amounts of Exchange Debentures otherwise issuable upon exchange of the Exchangeable Preferred. The Person entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder of such Exchange Debentures as of the date of exchange. In accordance with paragraph 9 of this Section 4.2.1, the Corporation will mail to each Holder of Exchangeable Preferred written notice of its intention to exchange no less than 15 nor more than 60 days prior to the date of exchange.

                    (b) As a condition of the right of the Corporation to issue Exchange Debentures in exchange for the Exchangeable Preferred under paragraph 8(a) of this Section 4.2.1 on the date of exchange, (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Section 7-106-401 (or any successor provision) of the Colorado Business Corporation
          Act); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the date of exchange, or the Corporation shall have obtained a written opinion of its counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such an exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of the Corporation will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Corporation for such exchange; (C) the Indenture and the Trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended; (D) immediately after giving effect to such exchange, no Default or Event of Default would exist; and
          (E) the Corporation shall have delivered to the Trustee under the Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that (i) the issuance of the Exchange Debentures is not permitted on the exchange date or (ii) any of the conditions set forth in clauses (A) through
          (E) of the preceding sentence are not satisfied on the exchange date, the Corporation shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.
          Prior to initiating the exchange referred to in paragraph (a) above, the Corporation shall certify, to the satisfaction of the trustees under the 13 1/2% Notes Indenture and the Senior Discount Notes Indenture, that such exchange is permitted under such respective Indentures. The Corporation shall also provide such trustees with an Officer's Certificate setting forth with specificity the basis for the Corporation's conclusion that such exchange is so permitted.

               9.   Procedures for Redemption or Exchange.
                    --------------------------------------

                    (a) In the event that fewer than all the outstanding shares of Exchangeable Preferred are to be redeemed, the number of shares to be redeemed shall be determined pro rata, except that in any redemption of fewer than all the outstanding shares of Exchangeable Preferred, the Corporation may redeem all shares held by any Holder of a number of shares of Exchangeable Preferred not to exceed 100 as may be specified by the Corporation. In the event of partial redemptions of Exchangeable Preferred, new shares of Exchangeable Preferred having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original share certificate of Exchangeable Preferred without cost to such Holder. On and after a redemption date, unless the Corporation defaults in the payment of the redemption price, dividends will cease to accrue on shares of Exchangeable Preferred called for redemption and all rights of Holders of such shares will terminate except for the right to receive the redemption price. On the date fixed for exchange, the rights of Holders of the shares of Exchangeable Preferred exchanged shall cease, except the right to receive Exchange Debentures in exchange for their Exchangeable Preferred and cash or additional Exchange Debentures in payment of accrued but unpaid dividends on such shares to the date of exchange.

                    (b) In the event that the Corporation shall redeem or exchange shares of Exchangeable Preferred, notice of every redemption or exchange of shares of Exchangeable Preferred shall be mailed by first class mail, postage prepaid, and mailed, in the case of exchange, not less than 15 nor more than 60 days prior to the exchange date, and, in the case of redemption, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the Holders of record of the shares to be redeemed or exchanged at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption or exchange of any shares so to be redeemed or exchanged except as to the Holder to whom the Corporation has failed to give such notice or to whom notice was defective. Each such notice shall state: (i) the redemption or exchange date;
          (ii) the number of shares of Exchangeable Preferred to be redeemed or exchanged and, if less than all the shares held by such Holder are to be redeemed, the number of such shares or portion of the liquidation preference to be redeemed; (iii) the redemption price or exchange rate; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchanged for the Exchange Debentures; and (v) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or exchange date.

                    (c) Notice having been mailed as aforesaid and provided that, on or before the redemption date or exchange date, as the case may be, specified in such notice, all duly authenticated and valid Exchange Debentures necessary for any such exchange shall have been provided by the Corporation and all funds necessary for such redemption or exchange shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares so called for redemption or exchange, so as to be and to continue to be available therefor, then, from and after the redemption date or exchange date, as the case may be, dividends on the shares of Exchangeable Preferred so called for redemption or exchange, as the case may be, shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Debentures upon exchange and any accrued and unpaid dividends or the right to receive cash payments in lieu of fractional securities from the exchange agent or other agent selected by the Corporation) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid.

                    (d) If such notice of redemption shall have been duly given and if, prior to the redemption date, the Corporation shall have irrevocably deposited the funds by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, Holders of the shares of Exchangeable Preferred called for redemption shall cease to be shareholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares (including dividends thereon accrued after such redemption date) except the right to receive payment of the redemption price (including all dividends accrued and unpaid to the date fixed for redemption) upon surrender of their certificates. Any funds deposited and unclaimed at the end of two years from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the Holders of shares called for redemption shall look only to the Corporation for payment of the redemption price. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of Colorado shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.

               10.  Voting Rights.
                    -------------

                    (a) Except as otherwise provided in this paragraph 10 or as otherwise from time to time provided by law, the Holders of shares of Exchangeable Preferred shall have no voting rights.

                    (b)  (i)   If and whenever (A) (1) dividends on the
          Exchangeable Preferred are in arrears and remain unpaid (or if after May 1, 2001, such dividends have not been paid in cash) with respect to four quarterly periods (whether or not consecutive), (2) the Corporation fails to discharge any redemption obligation with respect to the Exchangeable Preferred,
          (3) a breach or violation by the Corporation of the provisions of paragraph 8 of this Section 4.2.1 occurs, or the Corporation fails to exchange Debentures for the Exchangeable Preferred tendered for exchange on the exchange date, whether or not the Corporation satisfies the conditions to permit such exchange, (4) the Corporation fails to make a Change of Control Offer or cash payment with respect thereto if required by the provisions of paragraph 7(b) of this Section 4.2.1, (5) a breach or violation of any provision of paragraph 11 of this Section 4.2.1 occurs and is not remedied within 30 days after notice thereof to the Corporation by Holders of 25% or more of the liquidation preference of the Exchangeable Preferred then outstanding, or (6) a default occurs in the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment Default") at final maturity, on one or more classes of Indebtedness of the Corporation or any Subsidiary of the Corporation, whether such Indebtedness exists on the Closing Date or is Incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10 million or more, or any other Payment Default occurs on one or more such classes of Indebtedness and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, and (B) in the case of clauses (A)(5) and (6) above, such event continues for a period of 180 days or more (each such event referred to as a "Voting Rights Triggering Event"), then the number of directors then constituting the Board of Directors of the Corporation shall be increased by two directors and the Holders of the majority of the then outstanding shares of Exchangeable Preferred, voting separately as a class, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the Holders of such shares of Exchangeable Preferred called as hereinafter provided. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Within 15 days of the time the Corporation becomes aware of the occurrence of any default referred to in clause (A)(6) above, the Corporation shall give notice thereof to Holders of the Exchangeable Preferred at their addresses as they appear on the records of the Transfer Agent.

                         (ii) Whenever a Voting Rights Triggering Event shall have occurred, voting rights of the Holders of shares of the Exchangeable Preferred may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting or by the written consent of the Holders of Exchangeable Preferred pursuant to Section 7-107-104 of the Colorado Business Corporation Act. The term of office of any such elected directors shall expire at the next annual meeting of shareholders held for the purpose of electing directors, subject to a new election of two directors by the Holders of shares of Exchangeable Preferred at each successive annual meeting, but such voting right and the term of office of any such elected directors shall expire at such time as (A) all dividends accumulated on Exchangeable Preferred shall have been paid in full (and in the case of dividends payable with respect to any period after May 1, 2001, shall have been paid in full in cash) and (B) each failure, breach or default referred to in paragraph 10(b)(i)(A)(2), (3), (4), (5), and (6) above is remedied.

                         (iii)     At any time after a Voting Rights
          Triggering Event shall have occurred and such voting rights shall not already have been initially exercised, a proper officer of the Corporation may, and upon the written request of any Holder of shares of Exchangeable Preferred (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Holders of shares of Exchangeable Preferred for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws for a special meeting of the shareholders or as required by law.

                         (iv) Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred then outstanding may designate in writing a Holder of Exchangeable Preferred to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this paragraph (10)(b)(iv) or at such other place as is selected by such person so designated. Any Holder of Exchangeable Preferred that would be entitled to vote at any such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

                         (v)  At any meeting held for the purpose of
          electing directors at which the Holders of Exchangeable Preferred shall have the right to elect directors as provided herein, the presence in person or by proxy of the Holders of the lesser of
          (A) a majority of the then outstanding shares of Exchangeable Preferred or (B) a percentage of the then outstanding shares of Exchangeable Preferred, which percentage is equal to the percentage of then outstanding shares of common stock then required to constitute a quorum for the election of directors by holders of common stock, shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof
          (x) the absence of a quorum of the Holders of Exchangeable Preferred shall not prevent the election of directors other than those to be elected by the Holders of stock of such class and the absence of a quorum or quorums of the holders of Capital Stock entitled to elect such other directors shall not prevent the election of directors to be elected by the Holders of Exchangeable Preferred and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                         (vi) The term of office of all directors elected by the Holders of Exchangeable Preferred pursuant to paragraph
          (10)(b)(i) of this Section 4.2.1 in office at any time when the aforesaid voting rights are vested in the Holders of Exchangeable Preferred shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (10)(b)(ii) of this Section 4.2.1, the term of office of all directors elected by the Holders of Exchangeable Preferred pursuant to paragraph (10)(b)(i) of this
          Section 4.2.1 then in office thereupon shall terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to paragraph (10)(b)(i) of this Section 4.2.1 in case of the future right of the Holders of Exchangeable Preferred to elect directors as provided herein.

                         (vii) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant unless and until such vacancy shall be filled by vote of the Holders entitled to elect the directors in accordance with paragraph 10(b) of this Section 4.2.1. If all directors so elected by the Holders of Exchangeable Preferred shall cease to serve as directors before their terms shall expire, the Holders of Exchangeable Preferred then outstanding may, at a special meeting of the Holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                    (c) In addition to any vote or consent of shareholders required by law, the consent of the Holders of at least a majority of the shares of Exchangeable Preferred at the time outstanding, voting or consenting, as the case may be, separately as one class given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                         (i)  Except as provided in paragraph 13 of this
               Section 4.2.1, any amendment, alteration or repeal of any of the provisions of the Second Amended and Restated Articles of Incorporation, or of the Bylaws of the Corporation, which affects adversely the voting rights, rights, privileges, or preferences of the Holders of shares of Exchangeable Preferred or authorizes the issuance of any additional shares of Exchangeable Preferred (other than to pay dividends in kind on Exchangeable Preferred); provided, however, that the amendment of the provisions of the Second Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any of the Corporation's Junior Securities or to authorize the issuance of or to authorize or create any Parity Securities (up to the amount of authorized preferred stock) shall not be deemed to affect adversely the voting rights, rights, privileges, or preferences of the Holders of shares of Exchangeable Preferred;

                         (ii) Any amendment, alteration or repeal of any of
               the provisions of the Indenture; provided, however, that no such consent of the Holders of Exchangeable Preferred shall be required for such amendments as would be permitted under the terms of the Indenture without the consent of any of the holders of the Exchange Debentures; or

                         (iii) The authorization or creation of, or the increase in the authorized amount of, any Senior Securities or shares of any class of any security convertible into shares of any Senior Securities; provided, however, that on or after May 1, 2001, no such consent of the Holders of Exchangeable Preferred shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such Senior Securities or convertible security is to be made, as the case may be, provision is made, and funds are set aside, for the redemption of all shares of Exchangeable Preferred at the time outstanding.

               11.  Certain Covenants.
                    ------------------

                    (a) Incurrence of Indebtedness and Issuance of Preferred Stock.

                         (i) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Senior Discount Notes, the Exchange Debentures and Indebtedness existing on the Closing Date) or issue any Redeemable Stock; provided that the Corporation may Incur Indebtedness or issue Redeemable Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Redeemable Stock and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

                         (ii) Notwithstanding the provisions of paragraph 11(a)(i) above, the Corporation and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (A) Indebtedness of the Corporation or any Restricted Subsidiary or Redeemable Stock of the Corporation outstanding at any time, which Indebtedness or Redeemable Stock generates gross proceeds to the Corporation of up to $900 million, less (without duplication) the gross proceeds of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant contained in the 13 1/2% Notes Indenture and the Senior Discount Notes Indenture; (B) Indebtedness to Holdings, the Corporation or any of the Corporation's Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Holdings, the Corporation or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);
          (C) Indebtedness or Redeemable Stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness or Redeemable Stock, other than Indebtedness Incurred or Redeemable Stock issued under clause
          (A), (B), (E), (F), (H), (I), (J) or (K) of this paragraph 11(a)(ii), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses); provided that such new Indebtedness or Redeemable Stock, determined as of the date of Incurrence of such new Indebtedness or issuance of Redeemable Stock, does not mature prior to the stated maturity of the Indebtedness or have a mandatory redemption date prior to the Redeemable Stock to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness or Redeemable Stock of the Corporation be refinanced by means of any Indebtedness or Redeemable Stock of any Restricted Subsidiary of the Corporation pursuant to this clause (C); (D) Indebtedness (1) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (2) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (3) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Corporation (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Corporation for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by the Corporation or any Restricted Subsidiary in connection with such disposition; (E) Indebtedness or Redeemable Stock of the Corporation, to the extent the proceeds referred to below are contributed to the Corporation, not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by Holdings after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock or preferred stock); provided that such Indebtedness does not mature prior to the final mandatory redemption date of the Exchangeable Preferred; (F) Strategic Investor Subordinated Indebtedness; (G) Indebtedness or Redeemable Stock of the Corporation, to the extent the proceeds thereof are immediately used after the Incurrence or issuance thereof to purchase Exchangeable Preferred tendered in a Change of Control Offer; (H) Indebtedness of any Restricted Subsidiary of the Corporation Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement (including equipment leasing or financing agreements) on August 8, 1995;
          (I) Indebtedness of the Corporation, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease Obligations with respect to assets that are used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries; (J) Indebtedness or Redeemable Stock of any Person that becomes a Restricted Subsidiary of the Corporation after the Closing Date, which Indebtedness exists or, with respect to such Indebtedness for which there is a commitment to lend, at the time such Person becomes a Restricted Subsidiary and, with respect to such Indebtedness, the subsequent Incurrence thereof ("Acquired Indebtedness"), in an accreted amount not to exceed $50 million at any one time outstanding in the aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including such Acquired Indebtedness as a part of such consideration) paid by the Corporation and its Restricted Subsidiaries for the acquisition of such Person; and (K) Indebtedness of the Corporation, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of the Corporation or any of its Restricted Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries.

                         (iii)     For purposes of determining any
          particular amount of Indebtedness under paragraphs 11(a)(i) or
          (ii) above, (A) Indebtedness of any Restricted Subsidiary of the Corporation incurred on or prior to the Closing Date pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on August 8, 1995, shall be treated as Incurred pursuant to paragraph 11(a)(ii)(H) of this Section 4.2.1, and (B) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the covenants contained in paragraphs 11(a)(i) and (ii) above, in the event that an item of Indebtedness or Redeemable Stock meets the criteria of more than one of the types of Indebtedness or Redeemable Stock described in such clauses, the Corporation, in its sole discretion, shall classify such item of Indebtedness or Redeemable Stock and only be required to include the amount and type of such Indebtedness or Redeemable Stock in one of such clauses.

                    (b)  Limitation on Restricted Payments.

                         (i) So long as any shares of the Exchangeable Preferred are outstanding, the Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (A) declare or pay any dividend or make any distribution on Junior Securities held by Persons other than the Corporation or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Junior Securities (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Junior Securities and other than pro rata dividends or distributions on common stock of Restricted Subsidiaries); (B) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of the Corporation or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by Persons other than the Corporation or any of its Wholly Owned Restricted Subsidiaries (except for Junior Securities of MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of common stock (other than Redeemable Stock) of Holdings or Junior Securities of the Corporation, in each case transferred in compliance with the Securities Act); or (C) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i)(A) through (C) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (1) an event referred to in clauses (1) through (6) of paragraph 10(b)(i)(A) of this Section 4.2.1 shall have occurred and be continuing, (2) the Corporation could not Incur at least $1.00 of Indebtedness under paragraph 11(a)(i) of this Section 4.2.1, (3) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) after April 29, 1996 shall exceed the sum of (aa) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Corporation or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to paragraph 11(i) of this Section 4.2.1 plus (bb) the aggregate Net Cash Proceeds received by the Corporation after the Closing Date (x) from the issuance and sale, permitted hereunder, of Junior Securities (other than Redeemable Stock) to a Person who is not a Subsidiary of the Corporation, or from the issuance to a Person who is not a Subsidiary of the Corporation of any options, warrants or other rights to acquire Junior Securities of the Corporation (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated maturity of the Exchangeable Preferred) or (y) as a capital contribution from Holdings plus (cc) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Corporation or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Corporation and its Restricted Subsidiaries in such Person or (4) dividends on the Exchangeable Preferred shall not have been paid in full as provided in paragraph 4 of this Section 4.2.1.

                         (ii) The provisions of paragraph 11(b)(i) above shall not be violated by reason of: (A) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with paragraph 11(b)(i) above; (B) the repurchase, redemption or other acquisition of Junior Securities of the Corporation (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Junior Securities (other than Redeemable Stock) of the Corporation; provided that the redemption of any preferred stock pursuant to any mandatory redemption feature thereof and any redemption of any other Junior Securities and, in each case, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the document governing such preferred stock or the documents governing the redemption of such other Junior Securities, as the case may be; (C) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of paragraph 11(g) of this
          Section 4.2.1; (D) Investments, not to exceed $10 million in the aggregate, each evidenced by a senior promissory note payable to the Corporation that provides that it will become due and payable prior to any required repurchase (including pursuant to an Offer to Purchase in connection with a Change of Control) of the Exchangeable Preferred; (E) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause (D) above; provided that the Board of Directors of the Corporation shall have determined, in good faith, that each such Investment under this clause (E) will enable the Corporation or one of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment; (F) with respect to Junior Securities permitted to be issued and sold by the provisions of paragraph 11(d) of this
          Section 4.2.1, the payment (1) of dividends on such Junior Securities in additional shares of Junior Securities and (2) of cash dividends on such Junior Securities in an amount not to exceed the dividend rate thereon and accrued interest on unpaid dividends, in each case after May 1, 2001; (G) the repurchase, in the event of a Change of Control, of Junior Securities of the Corporation and Indebtedness of the Corporation into which such Junior Securities have been exchanged; provided that prior to repurchasing such Junior Securities or Indebtedness, the Corporation shall have made a Change of Control Offer to repurchase the shares of Exchangeable Preferred in accordance with the terms of paragraph 7(b) of this Section 4.2.1 (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any shares of Exchangeable Preferred (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the shares of Exchangeable Preferred or change of control offer for such other Indebtedness; (H) the issuance of Junior Securities permitted to be issued hereunder in exchange for Indebtedness; provided that the Incurrence of such Indebtedness complies with the provisions of paragraph 11(a) of this Section 4.2.1; and (I) (1) the payment of a dividend or other transfer of funds to Holdings with a portion of the proceeds of the issuance of the Exchangeable Preferred, in an amount not to exceed the amount required to repurchase 916,666 warrants to purchase common stock of Holdings and (2) the redemption of the 12% Redeemable Preferred Stock of Holdings, in each case, in accordance with the provisions of the documents governing such repurchase or redemption, provided that, except in the case of clause (A), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth in this paragraph 11(b)(ii).

                         (iii)     Each Restricted Payment permitted
          pursuant to paragraph 11(b)(ii) above (other than the Restricted Payments referred to in clauses (F)(1) and (H) thereof), and the Net Cash Proceeds from any issuance of Junior Securities referred to in clause (B) thereof, shall be included in calculating whether the conditions of clause (3) of paragraph 11(b)(i) of this Section 4.2.1 have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Junior Securities are used for the redemption, repurchase or other acquisition of the Exchangeable Preferred, or Parity Securities, then the Net Cash Proceeds of such issuance shall be included in clause (3) of paragraph 11(b)(i) of this Section 4.2.1 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Exchangeable Preferred or Parity Securities.

                    (c) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any shares of Exchangeable Preferred are outstanding, the Corporation will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Corporation or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, (iii) make loans or advances to the Corporation or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Corporation or any other Restricted Subsidiary. The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in any agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders of the Exchangeable Preferred than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Corporation or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first sentence of this paragraph 11(c), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Corporation or any Restricted Subsidiary not otherwise prohibited hereunder or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this paragraph 11(c) shall prevent the Corporation or any Restricted Subsidiary from
          (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to paragraph 11(f) of this Section
          4.2.1 or (2) restricting the sale or other disposition of property or assets of the Corporation or any of its Restricted Subsidiaries that secure Indebtedness of the Corporation or any of its Restricted Subsidiaries.

                    (d) Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries. The Corporation will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Corporation or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iv) with respect to common stock of MTN, StarCom and Zycom; provided that the proceeds of any such sale under this clause (iv) shall be reinvested in the business of the Corporation and its Restricted Subsidiaries or used to repay Indebtedness of the Corporation or any of its Restricted Subsidiaries or Senior Securities; and (v) with respect to common stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, the Corporation or any Wholly Owned Restricted Subsidiary of the Corporation.

                    (e) Limitation on Transactions with Shareholders and Affiliates. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Corporation or with any Affiliate of the Corporation or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Corporation or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate. The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of the Corporation or (B) for which the Corporation or a Restricted Subsidiary delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Corporation or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Corporation and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Corporation who are not employees of the Corporation; (iv) any payments or other transactions pursuant to any tax-sharing agreement (or a similar agreement that is not materially adverse to the interests of Holders of the Exchangeable Preferred) between the Corporation and any other Person with which the Corporation files a consolidated tax return or with which the Corporation is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by paragraph 11(b) of this Section 4.2.1. Notwithstanding the foregoing, any transaction covered by the first sentence of this paragraph 11(e) and not covered by clauses
          (ii) through (iv) of the preceding sentence, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) of the preceding sentence.

                    (f) Limitation on Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties, now or hereafter acquired, or any shares of Capital Stock of or Indebtedness of any Restricted Subsidiary. The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Corporation or its Restricted Subsidiaries created in favor of the Holders of the Exchangeable Preferred; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Corporation or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Corporation or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under paragraph 11(a)(ii)(C) of this Section 4.2.1; provided that such Liens do not extend to or cover any property or assets of the Corporation or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
          (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of the Corporation or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary; (vi) Permitted Liens; and (vii) Liens securing Indebtedness.

                    (g) Merger, Consolidation and Sale of Assets. The Corporation shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving Person or the Corporation) shall be issued or distributed to the shareholders of the Corporation) or permit any Person to merge with or into the Corporation unless: (i) the Corporation shall be the continuing Person, or the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or that acquired or leased such property and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Exchangeable Preferred shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Exchangeable Preferred had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no event referred to under paragraph 10(b)(i)(A)(1) through (5) of this Section 4.2.1 or any default, breach or violation that would become such an event after the giving of notice, the passage of time or both, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Corporation or any Person becoming the successor issuer of the Exchangeable Preferred, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction;
          (iv) immediately after giving effect to such transaction on a pro forma basis the Corporation, or any Person becoming the successor issuer of the Exchangeable Preferred, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph 11(a)(i) of this Section 4.2.1; and (v) the Corporation delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
          (iv) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above shall not apply if, in the good faith determination of the Board of Directors of the Corporation evidenced by a board resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of the Corporation to a different state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                    (h) Senior Subordinated Indebtedness. So long as any shares of Exchangeable Preferred are outstanding, the Corporation will not Incur any Indebtedness, other than the Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Indebtedness (as defined in the Indenture) unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in Article Eleven of the Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness.

                    (i) Reports. So long as any shares of Exchangeable Preferred are outstanding, the Corporation shall file with the Securities and Exchange Commission (the "Commission") the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Corporation with the Commission pursuant to Sections 13 or 15 of the Exchange Act, whether or not the Corporation has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and, within 15 days after the Corporation is or would be required to file such reports, information or documents with the Commission, shall mail such reports, information and documents to the Transfer Agent and to each Holder, or shall supply such reports to the Transfer Agent for forwarding to each Holder, at such Holder's address set forth on the register maintained by the Transfer Agent.

               12.  Transfer and Legending of Shares.
                    --------------------------------   No transfer of
          shares of the Exchangeable Preferred shall be effective until such transfer is registered on the books of the Corporation. Until registered under the Securities Act or the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act, all shares of Exchangeable Preferred will bear the following legend:

               THIS PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PREFERRED STOCK IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
               (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
               ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS PREFERRED STOCK, RESELL OR OTHERWISE TRANSFER THIS PREFERRED STOCK EXCEPT (A) TO INTELCOM GROUP (U.S.A.), INC. (THE "CORPORATION") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PREFERRED STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) OR (F) AFTER REGISTRATION UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED STOCK IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PREFERRED STOCK WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST EXECUTE A LETTER (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE [FIRST] AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          The Corporation shall refuse to register any attempted transfer of shares of Exchangeable Preferred not in compliance with this paragraph 12.

               13.  Amendments and Waivers.
                    ------------------------ Notwithstanding any other
          provisions hereof and to the extent allowable from time to time by applicable law, the Board of Directors may, by duly adopted resolution, amend any of the provisions of the Second Amended and Restated Articles of Incorporation, without notice to or any consent or approval of any of the Holders of Exchangeable Preferred, for the following purposes:

                    (1) to cure any ambiguity, defect or inconsistency in the Second Amended and Restated Articles of Incorporation; provided that such amendment does not and will not adversely affect the interests of the Holders of Exchangeable Preferred in any material respect; or

                    (2) to make any change that the Board of Directors determines in good faith does not materially and adversely affect the rights of any Holder of Exchangeable Preferred.

          Except as provided in the preceding sentence, any right, preference, privilege or power of, or restriction provided for the benefit of, the Exchangeable Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Corporation and the affirmative vote or written consent of the Holders of at least a majority of the shares of Exchangeable Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Corporation and all Holders of the Exchangeable Preferred.

               14.  Rules of Construction.
                    ---------------------    The descriptive headings in
          this Section 4.2.1 are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of any provision of this Section 4.2.1. Words used in this Section 4.2.1, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Section 4.2.1, the word "including" is not limiting, and the word "or" is not exclusive.

               4.2.2     Cumulative Exchangeable Redeemable Preferred
                         --------------------------------------------
          Stock; Statement of Designation of Preferences and Rights.
          ----------------------------------------------------------

               A series of preferred stock of the Corporation has been created with the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, as follows:

               1.   Certain Definitions:
                    ---------------------    Set forth below are certain
          defined terms used in this Section 4.2.2.

               "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Corporation and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
          (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Corporation or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Corporation or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph 11(b)(i)(3) of this
          Section 4.2.2 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Corporation or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Corporation or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
          (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph 11(b)(i)(C)(3) of this Section 4.2.2, any amount paid or accrued as dividends on preferred stock of the Corporation or any Restricted Subsidiary owned by Persons other than the Corporation and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Asset Acquisition" means (i) an investment by the Corporation or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Corporation or shall be merged into or consolidated with the Corporation or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Corporation or any of its Restricted Subsidiaries of the property and assets of any Person other than the Corporation or any of its Restricted Subsidiaries that constitutes substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such acquisition.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Corporation or any of its Restricted Subsidiaries to any Person other than the Corporation or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Corporation or any of its Restricted Subsidiaries or (iii) any other property and assets of the Corporation or any of its Restricted Subsidiaries outside the ordinary course of business of the Corporation or such Restricted Subsidiary and, in each case, that is not governed by the provisions of paragraph 11(g) of this Section 4.2.2; provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of the Corporation or any of its Restricted Subsidiaries, in substantially simultaneous exchanges for consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors delivered to the Transfer Agent.

               "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing
          (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in the City of New York, or in the city of the Transfer Agent Office, are authorized by law to close.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date hereof, including, without limitation, all common stock and preferred stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under any such Capitalized Lease.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of ICG on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of ICG (together with any new directors whose election by the Board of Directors or whose nomination for election by ICG's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of the Corporation is not beneficially owned, directly or indirectly, by ICG.

               "ChoiceCom" means CSW/ICG ChoiceCom, L.P., a Delaware limited partnership.

               "Closing Date" means the date on which the Exchangeable Preferred is originally issued.

               "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income,
          (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Corporation and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Corporation or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Corporation or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Corporation and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Exchangeable Preferred, the Senior Discount Notes and/or the Exchangeable Preferred, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

               "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Corporation and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Corporation or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Corporation or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Corporation or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Event of Default" means a Voting Rights Triggering Event as defined in paragraph 10(b) of this Section 4.2.2.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FOTI" means Fiber Optic Technologies Inc., a Colorado corporation.

               "14 1/4% Exchangeable Preferred" means the 14 1/4%
          Cumulative Exchangeable Redeemable Preferred Stock mandatorily redeemable May 1, 2007 of the Corporation, and any shares of preferred stock issued as payment in kind dividends thereon.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Section 4.2.2 shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Section
          4.2.2 shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Exchangeable Preferred, the Senior Discount Notes and/or the Exchangeable Preferred and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
          The term "Guarantee" used as a verb has a corresponding meaning.

               "Holders" means the registered holders of shares of Exchangeable Preferred.

               "Holdings (Canada)" means ICG Holdings (Canada), Inc. and its successors and assigns.

               "ICG" means ICG Communications, Inc. and its successors and assigns.

               "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,
          (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
          (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include
          (A) any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of prefunding any interest payable on such related Indebtedness or (B) any liability for federal, state, local or other taxes.

               "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Corporation and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "Determination Date") to (ii) the Consolidated EBITDA of the Corporation for the then most recent four full fiscal quarters for which reports have been filed pursuant to paragraph 11(i) of this Section 4.2.2 (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that
          (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Determination Date (including any Indebtedness Incurred on the Determination Date), to the extent outstanding on the Determination Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Determination Date (the "Reference Period"), the Corporation or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Corporation or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Corporation shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period. In calculating this ratio for purposes hereof, the amount of outstanding Indebtedness shall be deemed to include the liquidation preference of any preferred stock then outstanding.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Corporation or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Corporation or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Corporation and its Restricted Subsidiaries that bears interest at floating rates.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Corporation or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and paragraph 11(b) of this Section 4.2.2, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Corporation at the time that such Restricted Subsidiary of the Corporation is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Corporation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

               "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

               "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary of the Corporation) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Corporation and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Corporation or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Offer to Purchase" means an offer to purchase shares of Exchangeable Preferred by the Corporation from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all shares of Exchangeable Preferred validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any shares of Exchangeable Preferred not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless the Corporation defaults in the payment of the purchase price, any shares of Exchangeable Preferred accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that Holders electing to have any shares of Exchangeable Preferred purchased pursuant to the Offer to Purchase will be required to surrender the shares of Exchangeable Preferred together with a form entitled "Option of the Holder to Elect Purchase" (the form of which will be mailed with such notice) completed, to the paying agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of the shares of Exchangeable Preferred delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Exchangeable Preferred purchased; and (vii) that Holders whose shares of Exchangeable Preferred are being purchased only in part will be issued new shares of Exchangeable Preferred equal to the liquidation preference of the unpurchased portion of the shares of Exchangeable Preferred surrendered; provided that each share of Exchangeable Preferred purchased and each new share of Exchangeable Preferred issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Corporation shall (i) accept for payment on a pro rata basis shares of Exchangeable Preferred or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the paying agent money sufficient to pay the purchase price of all shares of Exchangeable Preferred or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent all shares of Exchangeable Preferred or portions thereof so accepted together with an Officers' Certificate specifying the shares of Exchangeable Preferred or portions thereof accepted for payment by the Corporation. The paying agent shall promptly mail to the Holders of shares of Exchangeable Preferred so accepted, payment in an amount equal to the purchase price, and the Transfer Agent shall promptly authenticate and mail to such Holders new shares of Exchangeable Preferred equal in liquidation preference to any unpurchased portion of the shares of Exchangeable Preferred surrendered; provided that each share of Exchangeable Preferred purchased and each new share of Exchangeable Preferred issued shall be in a principal amount of $1,000 or integral multiples thereof. The Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the paying agent for an Offer to Purchase. The Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Corporation is required to repurchase shares of Exchangeable Preferred pursuant to an Offer to Purchase.

               "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

               "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Corporation or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Corporation or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Indebtedness of ICG or Holdings (Canada) owed to the Corporation, in an amount not to exceed the reasonable expenses of ICG or Holdings (Canada), as the case may be, as a holding company that are actually incurred, and paid, by ICG or Holdings (Canada); provided that such Indebtedness of ICG or Holdings (Canada), as the case may be, is evidenced by an unsubordinated promissory note that provides that it will be paid prior to any mandatory redemption of the Exchangeable Preferred if such payment would be necessary to effectuate such redemption; and (vii) Investments in an amount not to exceed, at any one time outstanding, all of the Net Cash Proceeds received by the Corporation from the sale of common stock of ICG (to a person other than one of ICG's Subsidiaries) after the Closing Date.

               "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Corporation or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with paragraph 11(a) of this Section 4.2.2, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Corporation and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Corporation or its Restricted Subsidiaries relating to such property or assets;
          (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Corporation or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Corporation or any Restricted Subsidiary;
          (xiii) Liens arising from the rendering of a final judgment or order against the Corporation or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Corporation or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Corporation and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

               "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

               "Public Equity Offering" means a bona fide underwritten primary public offering of common stock of ICG or the Corporation pursuant to an effective registration statement under the Securities Act.

               "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the shares of Exchangeable Preferred, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the mandatory redemption date of the shares of Exchangeable Preferred, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the mandatory redemption date of the shares of Exchangeable Preferred; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the shares of Exchangeable Preferred shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" provisions contained in paragraph 7(b) of this Section 4.2.2 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Corporation's repurchase of Exchangeable Preferred as provided in paragraph 7(b) of this Section 4.2.2.

               "Restricted Subsidiary" means any Subsidiary of the Corporation other than an Unrestricted Subsidiary.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Discount Notes," as used in this Section 4.2.2, means the Senior Discount Notes Due 2007 of the Corporation, Guaranteed by ICG on a senior unsecured basis and issued on the Closing Date.

               "Senior Discount Notes Indenture," as used in this Section 4.2.2, means the Indenture dated as of the Closing Date among the Corporation, ICG and the Trustee pursuant to which the Senior Discount Notes are issued.

               "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its Subsidiaries.

               "Strategic Investor" means any Person engaged in the telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

               "Strategic Investor Subordinated Indebtedness" means all Indebtedness of the Corporation owed to a Strategic Investor that is contractually subordinate in right of payment to the shares of Exchangeable Preferred to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of the Corporation's obligations under the shares of Exchangeable Preferred; provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in common stock (other than Redeemable Stock) of ICG or the Corporation.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

               "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of ICG) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

               "13 1/2% Notes" means the 13 1/2% Senior Discount Notes Due 2005 of the Corporation Guaranteed by ICG and Holdings (Canada) on a senior unsecured basis.

               "13 1/2% Notes Indenture" means the Indenture dated as of August 8, 1995, as amended, among the Corporation, Holdings (Canada) and the Trustee pursuant to which the Corporation issued the 13 1/2% Notes.

               "Trade Payables" means, with respect to any Person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

               "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Corporation or any of its Restricted Subsidiaries or the issuance of any Redeemable Stock of the Corporation, the date such Indebtedness is to be Incurred or such issuance is to be made and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Transfer Agent" means American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or such other Person as may become the transfer agent with respect to the Exchangeable Preferred.

               "Transfer Agent Office" means the principal office of the Transfer Agent at any particular time, which office is, at the date hereof, located at 40 Wall Street, 46th Floor, New York, New York 10005.

               "Trustee"  means Norwest Bank Colorado, National
          Association, or such other Person as may become the trustee under the Indenture, the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture or the 13 1/2% Notes Indenture, as the context requires.

               "12 1/2% Notes" means the 12 1/2% Senior Discount Notes due 2006 of the Corporation guaranteed by ICG and Holdings (Canada) on a senior unsecured basis.

               "12 1/2% Notes Indenture" means the Indenture dated as of April 30, 1996, as amended, among the Corporation, Holdings (Canada) and the Trustee pursuant to which the Corporation issued the 12 1/2% Notes.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary of the Corporation), other than the Corporation or a Subsidiary that has given a Subsidiary Guarantee, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Corporation or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under paragraph 11(b) of this Section 4.2.2. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Corporation; provided that immediately after giving effect to such designation (x) the Corporation could Incur $1.00 of additional Indebtedness under paragraph 11(a)(i) of this Section 4.2.2 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if 98% or more of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

               "Zycom" means Zycom Corporation, an Alberta, Canada corporation.

               2.   Designation Amount.
                    ------------------ The distinctive serial designation of this series shall be "Cumulative Exchangeable Redeemable Preferred Stock" (as used in this Section 4.2.2, "Exchangeable Preferred"). The number of shares of Exchangeable Preferred shall initially be 200,000, which number may from time to time be increased (but not above the number that would cause the aggregate number of all shares of preferred stock of all series to exceed 1,000,000 shares) or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Exchangeable Preferred redeemed, purchased by the Corporation or exchanged for Exchange Debentures (as defined in paragraph 8(a) of this Section 4.2.2) shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series; provided, however, that no such issued and reacquired shares of such series shall be reissued or sold as shares of Exchangeable Preferred unless reissued as a stock dividend on outstanding shares of Exchangeable Preferred.

               3.   Rank.
                    ----      The Exchangeable Preferred shall, with
          respect to dividend rights and distribution rights on liquidation, winding-up and dissolution of the Corporation, rank
          (i) senior to all classes of common stock of the Corporation and to each other class of Capital Stock or series of preferred stock established after March 6, 1997, by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the common stock of the Corporation as "Junior Securities"); (ii) on a parity with the 14 1/4% Exchangeable Preferred and any class of Capital Stock or series of preferred stock issued by the Corporation established after March 6, 1997 by the Corporation's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions described below, junior to each class of Capital Stock or series of preferred stock issued by the Corporation established after March 6, 1997 by the Corporation's Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Exchangeable Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"). The Exchangeable Preferred will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Corporation may not issue any new class of Senior Securities without the approval of the Holders of at least a majority of the shares of Exchangeable Preferred then outstanding, voting or consenting, as the case may be, separately as one class, except that without such approval of Holders of the Exchangeable Preferred, the Corporation may issue shares of Senior Securities (1) in exchange for, or the proceeds of which are used to redeem or repurchase, all, but not less than all, shares of Exchangeable Preferred then outstanding, or (2) in exchange for, or the proceeds of which are used to repay, any outstanding Indebtedness of the Corporation.

               4.   Dividends.
                    ---------

                    (a) The Holders of shares of the Exchangeable Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends at the annual rate of 14% of the liquidation preference per share, subject to the provisions of paragraph 4(e) below. Such dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Exchangeable Preferred, and shall be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year commencing on June 15, 1997 (each of such dates being a "dividend payment date"), with respect to the period commencing with the date of issuance of the particular shares of Exchangeable Preferred or the immediately preceding dividend payment date and ending on the day preceding such respective dividend payment date (each of such periods being a "dividend period"), to shareholders of record on the preceding March 1, June 1, September 1, and December 1, respectively (each, a "regular record date"). Any dividend payments made with respect to shares of Exchangeable Preferred on or before March 15, 2002, may be made, in the sole discretion of the Board of Directors of the Corporation, in cash or in such number of additional fully paid and nonassessable shares of Exchangeable Preferred having an aggregate liquidation preference equal to the amount of such dividends, and the issuance of such additional shares of Exchangeable Preferred shall constitute full payment of such dividend. All dividends paid with respect to shares of Exchangeable Preferred pursuant to this paragraph 4(a) shall be paid pro rata to the Holders entitled thereto. The Corporation may, at the option of the Board of Directors, elect not to issue fractions of a share of Exchangeable Preferred ("Fractional Shares") in payment of any dividend in additional shares of Exchangeable Preferred. In such event, in lieu of any Fractional Shares, each record Holder of Exchangeable Preferred otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Transfer Agent or other agent selected by the Corporation, on behalf of all such Holders of the aggregate of all Fractional Shares otherwise payable as a dividend. Such sale shall be effected promptly after the record date fixed for determining the Holders entitled to payment of the dividend. All shares of Exchangeable Preferred issued as a dividend with respect to the Exchangeable Preferred will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges. After March 15, 2002, dividends on the Exchangeable Preferred shall be paid only in cash to the Holders of record at the close of business on the regular record date with respect to the applicable dividend payment date.

                    (b) Accumulated unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular dividend payment date, to Holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors. Holders of Exchangeable Preferred will not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. If any dividend (or portion thereof) payable on any dividend payment date on or before March 15, 2002, is not declared or paid in full in cash or in shares of Exchangeable Preferred as described in paragraph 4(a) above on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred, compounding quarterly from such dividend payment date until paid in full. If any dividend (or portion thereof) payable on any dividend payment date after March 15, 2002, is not declared or paid in full in cash on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred, compounding quarterly from such dividend payment date until paid in full.

                    (c) So long as any shares of the Exchangeable Preferred are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on any shares of Junior Securities or Parity Securities or (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities or (iii) make any distribution in respect of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, in any such case either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities to holders of such Junior Securities or distributions or dividends of a particular class or series of Parity Securities to holders of such Parity Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or otherwise acquire for value any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, unless, as to any of the actions described in clauses (i), (ii) or (iii) above, prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, other acquisition for value or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of the Exchangeable Preferred not paid on the dates provided for in paragraphs 4(a) or 4(b) hereof (including accrued dividends, if any, not paid by reason of the terms and conditions of paragraph 4(d) hereof) shall have been paid or shall have been declared and, if payable in cash, a sum in cash set apart for such payment. If full cumulative dividends on the Exchangeable Preferred are not so paid, the Exchangeable Preferred will share dividends pro rata with the Parity Securities. If full cumulative dividends on the Exchangeable Preferred have not been so paid, the Exchangeable Preferred may not be optionally redeemed in part as provided in paragraph 6(d) of this Section 4.2.2.

                    (d) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Exchangeable Preferred, or any other shares of Junior Securities or Parity Securities, or other series of the Corporation's preferred stock, shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any contract or other agreement of the Corporation or any of its Restricted Subsidiaries entered into or assumed prior to, on, or after the Closing Date specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this paragraph 4(d) shall be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any cash dividends on shares of the Exchangeable Preferred, whether permitted by any of such agreements or not.

                    (e) If, on or prior to September 11, 1997, the Corporation does not, as more fully provided in the Registration Rights Agreement with respect to the Exchangeable Preferred dated the Closing Date, either (i) consummate an offer by the Corporation to such Holders to exchange the Exchangeable Preferred for an issue of preferred stock of the Corporation with terms identical to the Exchangeable Preferred pursuant to an effective registration statement under the Securities Act with respect to such exchange offer, or (ii) file and cause to become effective under the Securities Act a shelf registration statement with respect to resales of the Exchangeable Preferred, then dividends, in addition to the dividends described in paragraph 4(a) of this Section 4.2.2, will accrue at the annual rate of 0.5% of the liquidation preference per share on the Exchangeable Preferred from September 11, 1997, payable in additional shares of Exchangeable Preferred quarterly in arrears on March 15, June 15, September 15, and December 15 of each year commencing on December 15, 1997.

               5.   Liquidation Preference.
                    -----------------------

                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Securities, including common stock of the Corporation, the Holders of Exchangeable Preferred then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount in cash equal to $1,000 for each share outstanding (which amount is hereinafter referred to as the "liquidation preference"), plus an amount in cash equal to all accrued and unpaid dividends and interest thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the dividend payment date immediately preceding the date fixed for liquidation, dissolution or winding-up to the date fixed for liquidation, dissolution or winding-up). Except as provided in the preceding sentence, Holders of Exchangeable Preferred shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Exchangeable Preferred and all other Parity Securities, then the holders of all such shares shall share ratably in any distribution of assets of the Corporation with respect to the Exchangeable Preferred and Parity Securities in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Exchangeable Preferred and all other Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference and accrued and unpaid dividends or interest to which each Holder is entitled, such Holders of shares of Exchangeable Preferred will not be entitled to any further participation in any distribution of the assets of the Corporation.

                    (b) For purposes of this paragraph 5, a merger, consolidation or sale of substantially all of the Corporation's assets that complies with the provisions of paragraph 11(g) of this Section 4.2.2 shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

               6.   Optional Redemption.
                    --------------------

                    (a) Subject to subparagraph (d) of this paragraph 6, and subject to the legal availability of funds therefor and to any contractual and other restrictions with respect thereto, at any time on or after March 15, 2002, the Corporation, at the option of the Board of Directors, may redeem, in whole or in part, the shares of Exchangeable Preferred at the time outstanding, at any time or from time to time, upon notice given as provided in paragraph 9 of this Section 4.2.2, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, subject to the right of holders of preferred stock on a record date to receive dividends on a dividend payment date) if redeemed during the 12-month period beginning March 15 of each of the years set forth below:

                    YEAR                          PERCENTAGE
                    2002                          107.0000%
                    2003                          104.6667%
                    2004                          102.3333%
                    2005 and thereafter           100.0000%

                    (b) In addition, but subject to subparagraph (d) of this paragraph 6, on or prior to March 15, 2000, the Corporation may, at the option of the Board of Directors from time to time, subject to the legal availability of funds therefor and to any contractual and other restrictions with respect thereto, redeem shares of Exchangeable Preferred having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred issued on the Closing Date, at a redemption price equal to 114% of the liquidation preference thereof (subject to the right of Holders of Exchangeable Preferred on relevant record dates to receive dividends due on relevant dividend payment dates), plus an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, with proceeds of one or more Public Equity Offerings of common stock of (A) the Corporation or (B) ICG, provided that (i) with respect to a Public Equity Offering referred to in clause (B) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Exchangeable Preferred to be so redeemed are contributed by ICG to the Corporation prior to such redemption and used by the Corporation to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

                    (c)  In the event of partial redemptions of
          Exchangeable Preferred, the shares to be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any Holder of fewer than 100 shares without regard to such pro rata redemption requirement.

                    (d) Notwithstanding the foregoing provisions of paragraph 6(a) or (b) of this Section 4.2.2, unless the full cumulative dividends for all past dividend periods on all outstanding shares of Exchangeable Preferred shall have been paid or contemporaneously are declared and paid or set apart for payment (whether in cash or additional shares of Exchangeable Preferred, as permitted under paragraph 4(a) of this Section 4.2.2), none of the shares of Exchangeable Preferred shall be redeemed pursuant to paragraph 6(a) or (b) of this Section 4.2.2 unless all outstanding shares of Exchangeable Preferred are simultaneously redeemed and all such cumulative dividends are paid in cash contemporaneously with such redemption.

               7.   Mandatory Redemption.
                    ---------------------

                    (a) The Exchangeable Preferred will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restriction with respect thereto) in whole on March 15, 2008, at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

                    (b) Upon the occurrence of a Change of Control, the Corporation will (subject to any contractual and other restrictions with respect thereto and to the legal availability of funds therefor) offer (the "Change of Control Offer") to each Holder of Exchangeable Preferred to repurchase all or any part of such Holder's Exchangeable Preferred at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of purchase (including an amount in cash equal to a prorated dividend from the dividend payment date immediately preceding the date of purchase to the date of purchase). The Change of Control Offer will be made within 30 days following a Change of Control, will remain open for at least 30 and not more than 40 days, and will be made in compliance with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, the Corporation will not be required to make a Change of Control Offer if any of the Senior Discount Notes, 12 1/2% Notes or 13 1/2% Notes are outstanding upon the occurrence of a Change of Control unless all of the Senior Discount Notes, 12 1/2% Notes and 13 1/2% Notes tendered pursuant to the "change of control offers" with respect thereto are repurchased as a result of such Change of Control, in which case the date on which all Senior Discount Notes, 12 1/2% Notes and 13 1/2% Notes (and any other Indebtedness or Senior Securities of the Corporation having provisions similar to Section 4.04(x) of the Senior Discount Notes Indenture) are so repurchased will be deemed to be the date on which such Change of Control shall have occurred.
                    (c) If the Corporation shall fail to discharge its obligation to redeem all outstanding shares of Exchangeable Preferred pursuant to paragraph 7(a) or (b) of this Section 4.2.2 (the "Mandatory Redemption Obligation"), the Corporation shall discharge the Mandatory Redemption Obligation as soon as the Corporation is able to do so. If and so long as any Mandatory Redemption Obligation with respect to the Exchangeable Preferred shall not be fully discharged, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligations in respect of, Junior Securities or Parity Securities (other than as a result of a reclassification of Junior Securities or Parity Securities, or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities, or the exchange or conversion of one class or series of Parity Securities for or into another class or series of Parity Securities, or other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or Parity Securities and in any case not involving the payment of cash to holders of such securities) or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities.

               8.   Exchange.
                    ---------

                    (a) The Corporation may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the shares of Exchangeable Preferred then outstanding, including any shares of Exchangeable Preferred issued as payment for dividends, for a new series of 14% Exchange Debentures due March 15, 2008, of the Corporation (the "Exchange Debentures") to be issued pursuant to the indenture (the "Indenture") qualified under the Trust Indenture Act of 1939, as amended, substantially in the form agreed to on the Closing Date, a copy of which is on file with and can be obtained from the Secretary of the Corporation on request, at any time following the date on which such exchange is permitted by the terms of the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture, the 13 1/2% Notes Indenture, and the terms of all other then-existing Indebtedness of the Corporation and subject to the conditions contained in paragraph 8(b) below. The Exchange Debentures will be issued in registered form, without coupons, be duly executed, authenticated as of the date on which the exchange is effective and be dated the date of exchange. In the event of an exchange, Holders of Exchangeable Preferred shall be entitled to receive on the date of exchange Exchange Debentures having an aggregate principal amount equal to
          (i) the total of the liquidation preference for each share of Exchangeable Preferred exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share (including a prorated dividend for the period from the immediately preceding dividend payment date to the date of exchange). In the event such exchange would result in the issuance of Exchange Debentures in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral of $1,000 which is less than such principal amount, as the case may be, is hereinafter referred to as the "Fractional Principal Amount"), the Corporation may, subject to any restrictions in the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture, the 13 1/2% Notes Indenture, and the terms of all other then-existing Indebtedness of the Corporation, at the option of the Board of Directors, pay cash to each Holder of Exchangeable Preferred in lieu of Fractional Principal Amounts of Exchange Debentures otherwise issuable upon exchange of the Exchangeable Preferred. The Person entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder of such Exchange Debentures as of the date of exchange. In accordance with paragraph 9 of this Section 4.2.2, the Corporation will mail to each Holder of Exchangeable Preferred written notice of its intention to exchange no less than 15 nor more than 60 days prior to the date of exchange.

                    (b) As a condition of the right of the Corporation to issue Exchange Debentures in exchange for the Exchangeable Preferred under paragraph 8(a) of this Section 4.2.2 on the date of exchange, (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Section 7-106-401 (or any successor provision) of the Colorado Business Corporation
          Act); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the date of exchange, or the Corporation shall have obtained a written opinion of its counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such an exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of the Corporation will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Corporation for such exchange; (C) the Indenture and the Trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended; (D) immediately after giving effect to such exchange, no Default or Event of Default would exist; and
          (E) the Corporation shall have delivered to the Trustee under the Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that (i) the issuance of the Exchange Debentures is not permitted on the exchange date or (ii) any of the conditions set forth in clauses (A) through
          (E) of the preceding sentence are not satisfied on the exchange date, the Corporation shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.
          Prior to initiating the exchange referred to in paragraph (a) above, the Corporation shall certify, to the satisfaction of the trustees under the 13 1/2% Notes Indenture, the 12 1/2% Notes Indenture and the Senior Discount Notes Indenture, that such exchange is permitted under such respective Indentures. The Corporation shall also provide such trustees with an Officer's Certificate setting forth with specificity the basis for the Corporation's conclusion that such exchange is so permitted.

               9.   Procedures for Redemption or Exchange.
                    --------------------------------------

                    (a) In the event that fewer than all the outstanding shares of Exchangeable Preferred are to be redeemed, the number of shares to be redeemed shall be determined pro rata, except that in any redemption of fewer than all the outstanding shares of Exchangeable Preferred, the Corporation may redeem all shares held by any Holder of a number of shares of Exchangeable Preferred not to exceed 100 as may be specified by the Corporation. In the event of partial redemptions of Exchangeable Preferred, new shares of Exchangeable Preferred having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original share certificate of Exchangeable Preferred without cost to such Holder. On and after a redemption date, unless the Corporation defaults in the payment of the redemption price, dividends will cease to accrue on shares of Exchangeable Preferred called for redemption and all rights of Holders of such shares will terminate except for the right to receive the redemption price. On the date fixed for exchange, the rights of Holders of the shares of Exchangeable Preferred exchanged shall cease, except the right to receive Exchange Debentures in exchange for their Exchangeable Preferred and cash or additional Exchange Debentures in payment of accrued but unpaid dividends on such shares to the date of exchange.

                    (b) In the event that the Corporation shall redeem or exchange shares of Exchangeable Preferred, notice of every redemption or exchange of shares of Exchangeable Preferred shall be mailed by first class mail, postage prepaid, and mailed, in the case of exchange, not less than 15 nor more than 60 days prior to the exchange date, and, in the case of redemption, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the Holders of record of the shares to be redeemed or exchanged at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption or exchange of any shares so to be redeemed or exchanged except as to the Holder to whom the Corporation has failed to give such notice or to whom notice was defective. Each such notice shall state: (i) the redemption or exchange date;
          (ii) the number of shares of Exchangeable Preferred to be redeemed or exchanged and, if less than all the shares held by such Holder are to be redeemed, the number of such shares or portion of the liquidation preference to be redeemed; (iii) the redemption price or exchange rate; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchanged for the Exchange Debentures; and (v) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or exchange date.

                    (c) Notice having been mailed as aforesaid and provided that, on or before the redemption date or exchange date, as the case may be, specified in such notice, all duly authenticated and valid Exchange Debentures necessary for any such exchange shall have been provided by the Corporation and all funds necessary for such redemption or exchange shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares so called for redemption or exchange, so as to be and to continue to be available therefor, then, from and after the redemption date or exchange date, as the case may be, dividends on the shares of Exchangeable Preferred so called for redemption or exchange, as the case may be, shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Debentures upon exchange and any accrued and unpaid dividends or the right to receive cash payments in lieu of fractional securities from the exchange agent or other agent selected by the Corporation) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid.

                    (d) If such notice of redemption shall have been duly given and if, prior to the redemption date, the Corporation shall have irrevocably deposited the funds by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, Holders of the shares of Exchangeable Preferred called for redemption shall cease to be shareholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares (including dividends thereon accrued after such redemption date) except the right to receive payment of the redemption price (including all dividends accrued and unpaid to the date fixed for redemption) upon surrender of their certificates. Any funds deposited and unclaimed at the end of two years from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the Holders of shares called for redemption shall look only to the Corporation for payment of the redemption price. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of Colorado shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.

               10.  Voting Rights.
                    --------------

                    (a) Except as otherwise provided in this paragraph 10 or as otherwise from time to time provided by law, the Holders of shares of Exchangeable Preferred shall have no voting rights.

                    (b)  (i)   If and whenever (A) (1) dividends on the
          Exchangeable Preferred are in arrears and remain unpaid (or if after March 15, 2002, such dividends have not been paid in cash) with respect to four quarterly periods (whether or not consecutive), (2) the Corporation fails to discharge any redemption obligation with respect to the Exchangeable Preferred,
          (3) a breach or violation by the Corporation of the provisions of paragraph 8 of this Section 4.2.2 occurs, or the Corporation fails to exchange Debentures for the Exchangeable Preferred tendered for exchange on the exchange date, whether or not the Corporation satisfies the conditions to permit such exchange, (4) the Corporation fails to make a Change of Control Offer or cash payment with respect thereto if required by the provisions of paragraph 7(b) of this Section 4.2.2, (5) a breach or violation of any provision of paragraph 11 of this Section 4.2.2 occurs and is not remedied within 30 days after notice thereof to the Corporation by Holders of 25% or more of the liquidation preference of the Exchangeable Preferred then outstanding, or (6) a default occurs in the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment Default") at final maturity, on one or more classes of Indebtedness of the Corporation or any Subsidiary of the Corporation, whether such Indebtedness exists on the Closing Date or is Incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10 million or more, or any other Payment Default occurs on one or more such classes of Indebtedness and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, and (B) in the case of clauses (A)(5) and (6) above, such event continues for a period of 180 days or more (each such event referred to as a "Voting Rights Triggering Event"), then the number of directors then constituting the Board of Directors of the Corporation shall be increased by two directors and the Holders of the majority of the then outstanding shares of Exchangeable Preferred, voting separately as a class, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the Holders of such shares of Exchangeable Preferred called as hereinafter provided. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Within 15 days of the time the Corporation becomes aware of the occurrence of any default referred to in clause (A)(6) above, the Corporation shall give notice thereof to Holders of the Exchangeable Preferred at their addresses as they appear on the records of the Transfer Agent.

                         (ii) Whenever a Voting Rights Triggering Event shall have occurred, voting rights of the Holders of shares of the Exchangeable Preferred may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting or by the written consent of the Holders of Exchangeable Preferred pursuant to Section 7-107-104 of the Colorado Business Corporation Act. The term of office of any such elected directors shall expire at the next annual meeting of shareholders held for the purpose of electing directors, subject to a new election of two directors by the Holders of shares of Exchangeable Preferred at each successive annual meeting, but such voting right and the term of office of any such elected directors shall expire at such time as (A) all dividends accumulated on Exchangeable Preferred shall have been paid in full (and in the case of dividends payable with respect to any period after March 15, 2002, shall have been paid in full in cash) and (B) each failure, breach or default referred to in paragraph 10(b)(i)(A)(2), (3), (4), (5), and (6) above is remedied.

                         (iii)     At any time after a Voting Rights
          Triggering Event shall have occurred and such voting rights shall not already have been initially exercised, a proper officer of the Corporation may, and upon the written request of any Holder of shares of Exchangeable Preferred (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Holders of shares of Exchangeable Preferred for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws for a special meeting of the shareholders or as required by law.

                         (iv) Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred then outstanding may designate in writing a Holder of Exchangeable Preferred to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this paragraph (10)(b)(iv) or at such other place as is selected by such person so designated. Any Holder of Exchangeable Preferred that would be entitled to vote at any such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

                         (v)  At any meeting held for the purpose of
          electing directors at which the Holders of Exchangeable Preferred shall have the right to elect directors as provided herein, the presence in person or by proxy of the Holders of the lesser of
          (A) a majority of the then outstanding shares of Exchangeable Preferred or (B) a percentage of the then outstanding shares of Exchangeable Preferred, which percentage is equal to the percentage of then outstanding shares of common stock then required to constitute a quorum for the election of directors by holders of common stock, shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof
          (x) the absence of a quorum of the Holders of Exchangeable Preferred shall not prevent the election of directors other than those to be elected by the Holders of stock of such class and the absence of a quorum or quorums of the holders of Capital Stock entitled to elect such other directors shall not prevent the election of directors to be elected by the Holders of Exchangeable Preferred and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                         (vi) The term of office of all directors elected by the Holders of Exchangeable Preferred pursuant to paragraph
          (10)(b)(i) of this Section 4.2.2 in office at any time when the aforesaid voting rights are vested in the Holders of Exchangeable Preferred shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (10)(b)(ii) of this Section 4.2.2, the term of office of all directors elected by the Holders of Exchangeable Preferred pursuant to paragraph (10)(b)(i) of this
          Section 4.2.2 then in office thereupon shall terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to paragraph (10)(b)(i) of this Section 4.2.2 in case of the future right of the Holders of Exchangeable Preferred to elect directors as provided herein.

                         (vii) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant unless and until such vacancy shall be filled by vote of the Holders entitled to elect the directors in accordance with paragraph 10(b) of this Section 4.2.2. If all directors so elected by the Holders of Exchangeable Preferred shall cease to serve as directors before their terms shall expire, the Holders of Exchangeable Preferred then outstanding may, at a special meeting of the Holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                    (c) In addition to any vote or consent of shareholders required by law, the consent of the Holders of at least a majority of the shares of Exchangeable Preferred at the time outstanding, voting or consenting, as the case may be, separately as one class given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                         (i)  Except as provided in paragraph 13 of this
               Section 4.2.2, any amendment, alteration or repeal of any of the provisions of the Second Amended and Restated Articles of Incorporation, or of the Bylaws of the Corporation, which affects adversely the voting rights, rights, privileges, or preferences of the Holders of shares of Exchangeable Preferred or authorizes the issuance of any additional shares of Exchangeable Preferred (other than to pay dividends in kind on Exchangeable Preferred); provided, however, that the amendment of the provisions of the Second Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any of the Corporation's Junior Securities or to authorize the issuance of or to authorize or create any Parity Securities (up to the amount of authorized preferred stock) shall not be deemed to affect adversely the voting rights, rights, privileges, or preferences of the Holders of shares of Exchangeable Preferred;

                         (ii) Any amendment, alteration or repeal of any of
               the provisions of the Indenture; provided, however, that no such consent of the Holders of Exchangeable Preferred shall be required for such amendments as would be permitted under the terms of the Indenture without the consent of any of the holders of the Exchange Debentures; or

                         (iii) The authorization or creation of, or the increase in the authorized amount of, any Senior Securities or shares of any class of any security convertible into shares of any Senior Securities; provided, however, that on or after March 15, 2002, no such consent of the Holders of Exchangeable Preferred shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such Senior Securities or convertible security is to be made, as the case may be, provision is made, and funds are set aside, for the redemption of all shares of Exchangeable Preferred at the time outstanding.

               11.  Certain Covenants.
                    -----------------

                    (a) Incurrence of Indebtedness and Issuance of Preferred Stock.

                         (i) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Senior Discount Notes, the Exchange Debentures and Indebtedness existing on the Closing Date) or issue any Redeemable Stock; provided that the Corporation may Incur Indebtedness or issue Redeemable Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Redeemable Stock and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

                         (ii) Notwithstanding the provisions of paragraph 11(a)(i) above, the Corporation and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (A) Indebtedness of the Corporation or any Restricted Subsidiary or Redeemable Stock of the Corporation outstanding at any time, which Indebtedness or Redeemable Stock generates gross proceeds to the Corporation of up to $900 million, less (without duplication) the gross proceeds of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant contained in the 13 1/2% Notes Indenture, the 12 1/2% Notes Indenture and the Senior Discount Notes Indenture; (B) Indebtedness to ICG, the Corporation or any of the Corporation's Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to ICG, the Corporation or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B); (C) Indebtedness or Redeemable Stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness or Redeemable Stock, other than Indebtedness Incurred or Redeemable Stock issued under clause (A), (B), (E), (F), (H), (I), (J) or
          (K) of this paragraph 11(a)(ii), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses); provided that such new Indebtedness or Redeemable Stock, determined as of the date of Incurrence of such new Indebtedness or issuance of Redeemable Stock, does not mature prior to the stated maturity of the Indebtedness or have a mandatory redemption date prior to the Redeemable Stock to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness or Redeemable Stock of the Corporation be refinanced by means of any Indebtedness or Redeemable Stock of any Restricted Subsidiary of the Corporation pursuant to this clause (C); (D) Indebtedness (1) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (2) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (3) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Corporation (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Corporation for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by the Corporation or any Restricted Subsidiary in connection with such disposition; (E) Indebtedness or Redeemable Stock of the Corporation, to the extent the proceeds referred to below are contributed to the Corporation, not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by ICG after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock or preferred stock); provided that such Indebtedness does not mature prior to the final mandatory redemption date of the Exchangeable Preferred;
          (F) Strategic Investor Subordinated Indebtedness;
          (G) Indebtedness or Redeemable Stock of the Corporation, to the extent the proceeds thereof are immediately used after the Incurrence or issuance thereof to purchase Exchangeable Preferred or preferred stock, as the case may be, tendered in a Change of Control Offer or a change of control offer, as the case may be;
          (H) Indebtedness of any Restricted Subsidiary of the Corporation Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement (including equipment leasing or financing agreements) on August 8, 1995;
          (I) Indebtedness of the Corporation, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease Obligations with respect to assets that are used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries; (J) Indebtedness or Redeemable Stock of any Person that becomes a Restricted Subsidiary of the Corporation after the Closing Date, which Indebtedness exists or, with respect to such Indebtedness for which there is a commitment to lend, at the time such Person becomes a Restricted Subsidiary and, with respect to such Indebtedness, the subsequent Incurrence thereof ("Acquired Indebtedness"), in an accreted amount not to exceed $50 million at any one time outstanding in the aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including such Acquired Indebtedness as a part of such consideration) paid by the Corporation and its Restricted Subsidiaries for the acquisition of such Person; (K) Indebtedness of the Corporation, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of the Corporation or any of its Restricted Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of the Corporation or its Restricted Subsidiaries; and (L) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of assets, equipment or inventory used or useful in the telecommunications business of ICG or any of the Restricted Subsidiaries that is acquired by ICG or any of its Restricted Subsidiaries after the Closing Date.

                         (iii)     For purposes of determining any
          particular amount of Indebtedness under paragraphs 11(a)(i) or
          (ii) above, (A) Indebtedness of any Restricted Subsidiary of the Corporation incurred on or prior to the Closing Date pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on August 8, 1995, shall be treated as Incurred pursuant to paragraph 11(a)(ii)(H) of this Section 4.2.2, and (B) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the covenants contained in paragraphs 11(a)(i) and (ii) above, in the event that an item of Indebtedness or Redeemable Stock meets the criteria of more than one of the types of Indebtedness or Redeemable Stock described in such clauses, the Corporation, in its sole discretion, shall classify such item of Indebtedness or Redeemable Stock and only be required to include the amount and type of such Indebtedness or Redeemable Stock in one of such clauses.

                    (b)  Limitation on Restricted Payments.

                         (i) So long as any shares of the Exchangeable Preferred are outstanding, the Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (A) declare or pay any dividend or make any distribution on Junior Securities held by Persons other than the Corporation or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Junior Securities (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Junior Securities and other than pro rata dividends or distributions on common stock of Restricted Subsidiaries); (B) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of the Corporation or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by Persons other than the Corporation or any of its Wholly Owned Restricted Subsidiaries (except for Junior Securities of ChoiceCom, MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of common stock (other than Redeemable Stock) of ICG or Junior Securities of the Corporation, in each case transferred in compliance with the Securities Act); or (C) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i)(A) through (C) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (1) an event referred to in clauses (1) through (6) of paragraph 10(b)(i)(A) of this Section 4.2.2 shall have occurred and be continuing, (2) the Corporation could not Incur at least $1.00 of Indebtedness under paragraph 11(a)(i) of this Section 4.2.2, (3) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) after the date hereof shall exceed the sum of (aa) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Corporation or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to paragraph 11(i) of this Section 4.2.2 plus (bb) the aggregate Net Cash Proceeds received by the Corporation after the Closing Date (x) from the issuance and sale, permitted hereunder, of Junior Securities (other than Redeemable Stock) to a Person who is not a Subsidiary of the Corporation, or from the issuance to a Person who is not a Subsidiary of the Corporation of any options, warrants or other rights to acquire Junior Securities of the Corporation (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated maturity of the Exchangeable Preferred) or (y) as a capital contribution from ICG plus (cc) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Corporation or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Corporation and its Restricted Subsidiaries in such Person or (4) dividends on the Exchangeable Preferred shall not have been paid in full as provided in paragraph 4 of this Section 4.2.2.

                         (ii) The provisions of paragraph 11(b)(i) above shall not be violated by reason of: (A) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with paragraph 11(b)(i) above; (B) the repurchase, redemption or other acquisition of Junior Securities of the Corporation (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Junior Securities (other than Redeemable Stock) of the Corporation; provided that the redemption of any preferred stock pursuant to any mandatory redemption feature thereof and any redemption of any other Junior Securities and, in each case, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the document governing such preferred stock or the documents governing the redemption of such other Junior Securities, as the case may be; (C) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of paragraph 11(g) of this
          Section 4.2.2; (D) Investments, not to exceed $10 million in the aggregate, each evidenced by a senior promissory note payable to the Corporation that provides that it will become due and payable prior to any required repurchase (including pursuant to an Offer to Purchase in connection with a Change of Control) of the Exchangeable Preferred; (E) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause (D) above; provided that the Board of Directors of the Corporation shall have determined, in good faith, that each such Investment under this clause (E) will enable the Corporation or one of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment; (F) with respect to Junior Securities permitted to be issued and sold by the provisions of paragraph 11(d) of this
          Section 4.2.2, the payment (1) of dividends on such Junior Securities in additional shares of Junior Securities and (2) of cash dividends on such Junior Securities in an amount not to exceed the dividend rate thereon and accrued interest on unpaid dividends, in each case after May 1, 2001; (G) the repurchase, in the event of a Change of Control, of Junior Securities of the Corporation and Indebtedness of the Corporation into which such Junior Securities have been exchanged; provided that prior to repurchasing such Junior Securities or Indebtedness, the Corporation shall have made a Change of Control Offer to repurchase the shares of Exchangeable Preferred in accordance with the terms of paragraph 7(b) of this Section 4.2.2 (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any shares of Exchangeable Preferred (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the shares of Exchangeable Preferred or change of control offer for such other Indebtedness; and (H) the issuance of Indebtedness permitted to be issued hereunder in exchange for preferred stock; provided that the Incurrence of such Indebtedness complies with the provisions of paragraph 11(a) of this Section 4.2.2; provided that, except in the case of clause (A), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth in this paragraph 11(b)(ii).

                         (iii)     Each Restricted Payment permitted
          pursuant to paragraph 11(b)(ii) above (other than the Restricted Payments referred to in clauses (F)(1) and (H) thereof), and the Net Cash Proceeds from any issuance of Junior Securities referred to in clause (B) thereof, shall be included in calculating whether the conditions of clause (3) of paragraph 11(b)(i) of this Section 4.2.2 have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Junior Securities are used for the redemption, repurchase or other acquisition of the Exchangeable Preferred, or Parity Securities, then the Net Cash Proceeds of such issuance shall be included in clause (3) of paragraph 11(b)(i)(C) of this Section 4.2.2 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Exchangeable Preferred or Parity Securities.

                    (c) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any shares of Exchangeable Preferred are outstanding, the Corporation will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Corporation or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, (iii) make loans or advances to the Corporation or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Corporation or any other Restricted Subsidiary. The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in any agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders of the Exchangeable Preferred than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Corporation or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first sentence of this paragraph 11(c), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Corporation or any Restricted Subsidiary not otherwise prohibited hereunder or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this paragraph 11(c) shall prevent the Corporation or any Restricted Subsidiary from
          (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to paragraph 11(f) of this Section
          4.2.2 or (2) restricting the sale or other disposition of property or assets of the Corporation or any of its Restricted Subsidiaries that secure Indebtedness of the Corporation or any of its Restricted Subsidiaries.

                    (d) Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries. The Corporation will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Corporation or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iv) with respect to common stock of ChoiceCom, MTN, StarCom and Zycom; provided that the proceeds of any such sale under this clause (iv) shall be reinvested in the business of the Corporation and its Restricted Subsidiaries or used to repay Indebtedness of the Corporation or any of its Restricted Subsidiaries or Senior Securities; and (v) with respect to common stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, the Corporation or any Wholly Owned Restricted Subsidiary of the Corporation.

                    (e) Limitation on Transactions with Shareholders and Affiliates. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Corporation or with any Affiliate of the Corporation or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Corporation or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate. The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of the Corporation or (B) for which the Corporation or a Restricted Subsidiary delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Corporation or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Corporation and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Corporation who are not employees of the Corporation; (iv) any payments or other transactions pursuant to any tax-sharing agreement (or a similar agreement that is not materially adverse to the interests of Holders of the Exchangeable Preferred) between the Corporation and any other Person with which the Corporation files a consolidated tax return or with which the Corporation is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by paragraph 11(b) of this Section 4.2.2. Notwithstanding the foregoing, any transaction covered by the first sentence of this paragraph 11(e) and not covered by clauses
          (ii) through (iv) of the preceding sentence, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) of the preceding sentence.

                    (f) Limitation on Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties, now or hereafter acquired, or any shares of Capital Stock of or Indebtedness of any Restricted Subsidiary. The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Corporation or its Restricted Subsidiaries created in favor of the Holders of the Exchangeable Preferred; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Corporation or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Corporation or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under paragraph 11(a)(ii)(C) of this Section 4.2.2; provided that such Liens do not extend to or cover any property or assets of the Corporation or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
          (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of the Corporation or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary; (vi) Permitted Liens; and (vii) Liens securing Indebtedness.

                    (g) Merger, Consolidation and Sale of Assets. The Corporation shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving Person or the Corporation) shall be issued or distributed to the shareholders of the Corporation) or permit any Person to merge with or into the Corporation unless: (i) the Corporation shall be the continuing Person, or the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or that acquired or leased such property and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Exchangeable Preferred shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Exchangeable Preferred had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no event referred to under paragraph 10(b)(i)(A)(1) through (5) of this Section 4.2.2 or any default, breach or violation that would become such an event after the giving of notice, the passage of time or both, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Corporation or any Person becoming the successor issuer of the Exchangeable Preferred, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction;
          (iv) immediately after giving effect to such transaction on a pro forma basis the Corporation, or any Person becoming the successor issuer of the Exchangeable Preferred, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph 11(a)(i) of this Section 4.2.2; and (v) the Corporation delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
          (iv) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above shall not apply if, in the good faith determination of the Board of Directors of the Corporation evidenced by a board resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of the Corporation to a different state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                    (h) Senior Subordinated Indebtedness. So long as any shares of Exchangeable Preferred are outstanding, the Corporation will not Incur any Indebtedness, other than the Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Indebtedness (as defined in the Indenture) unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in Article Eleven of the Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness.

                    (i) Reports. So long as any shares of Exchangeable Preferred are outstanding, the Corporation shall file with the Securities and Exchange Commission (the "Commission") the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Corporation with the Commission pursuant to Sections 13 or 15 of the Exchange Act, whether or not the Corporation has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and, within 15 days after the Corporation is or would be required to file such reports, information or documents with the Commission, shall mail such reports, information and documents to the Transfer Agent and to each Holder, or shall supply such reports to the Transfer Agent for forwarding to each Holder, at such Holder's address set forth on the register maintained by the Transfer Agent.

               12.  Transfer and Legending of Shares.
                    --------------------------------   No transfer of
          shares of the Exchangeable Preferred shall be effective until such transfer is registered on the books of the Corporation. Until registered under the Securities Act or the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act, all shares of Exchangeable Preferred will bear the following legend:

               THIS PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PREFERRED STOCK IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
               (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
               ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS PREFERRED STOCK, RESELL OR OTHERWISE TRANSFER THIS PREFERRED STOCK EXCEPT (A) TO ICG HOLDINGS, INC. (THE "CORPORATION") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PREFERRED STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) OR (F) AFTER REGISTRATION UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED STOCK IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PREFERRED STOCK WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST EXECUTE A LETTER (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          The Corporation shall refuse to register any attempted transfer of shares of Exchangeable Preferred not in compliance with this paragraph 12.

               13.  Amendments and Waivers.
                    ----------------------- Notwithstanding any other provisions hereof and to the extent allowable from time to time by applicable law, the Board of Directors may, by duly adopted resolution, amend any of the provisions of the Second Amended and Restated Articles of Incorporation, without notice to or any consent or approval of any of the Holders of Exchangeable Preferred, for the following purposes:

                    (1) to cure any ambiguity, defect or inconsistency in the First Amended and Restated Articles of Incorporation; provided that such amendment does not and will not adversely affect the interests of the Holders of Exchangeable Preferred in any material respect; or

                    (2) to make any change that the Board of Directors determines in good faith does not materially and adversely affect the rights of any Holder of Exchangeable Preferred.

          Except as provided in the preceding sentence, any right, preference, privilege or power of, or restriction provided for the benefit of, the Exchangeable Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Corporation and the affirmative vote or written consent of the Holders of at least a majority of the shares of Exchangeable Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Corporation and all Holders of the Exchangeable Preferred.

               14.  Rules of Construction.
                    ---------------------    The descriptive headings in
          this Section 4.2.2 are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of any provision of this Section 4.2.2. Words used in this Section 4.2.2, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Section 4.2.2, the word "including" is not limiting, and the word "or" is not exclusive.

                                      ARTICLE V
                                      ----------

               Cumulative voting of shares of stock is not permitted.

               Shareholders shall not have preemptive rights to acquire additional unissued or treasury shares of the Corporation. The Corporation may issue and sell shares of its stock to its officers, directors or employees without first offering such shares to its shareholders for such consideration and upon such terms and conditions as shall be approved by the Board of Directors and without approval by the shareholders of the Corporation.

                                      ARTICLE VI
                                     -----------

               The Board of Directors may cause any shares issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights shall be created by provisions in the Bylaws of the Corporation or in the duly adopted resolutions of the Board of Directors; provided that notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such shares.

                                     ARTICLE VII
                                     ------------

               Subject to the provisions of Sections 4.2.1 and 4.2.2 of
          Article IV, meetings of shareholders may be held at such time and place as the Bylaws shall provide. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at any meeting of the shareholders.

                                     ARTICLE VIII
                                     ------------

               Subject to the provisions of Sections 4.2.1 and 4.2.2 of
          Article IV, the number of directors to be elected at the annual meeting of shareholders or at a special meeting called for the election of directors shall not be less than three, nor more than nine, the exact number to be fixed by the Bylaws; provided, however, that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.

                                      ARTICLE IX
                                      ----------

               A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that this provision shall not limit the liability of a director to the Corporation or to its shareholders for monetary damages for:
          (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act as the same may be amended from time to time; or (iv) any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is amended to authorize corporate actions further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

               Any repeal or modification of the foregoing Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      ARTICLE X
                                      ----------

               The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself/herself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he/she may have to the Corporation.

                                      ARTICLE XI
                                      ----------

               Any of the directors or officers of this Corporation shall not, in the absence of fraud, be disqualified by his/her office from dealing or contracting with this Corporation whether as vendor, purchaser or otherwise, nor shall any firm, association, or Corporation of which he/she shall be a member, or in which he/she may be pecuniarily interested in any manner be disqualified. No director or officer, nor any firm, association or corporation with which he/she is connected as aforesaid shall be liable to account to this Corporation or its shareholders for any profit realized by him/her from or through any such transaction or contract; it being the express purpose and intent of this Article to permit this Corporation to buy from, sell to, or otherwise deal with partnerships, firms or corporations of which the directors and officers of this Corporation, or any one or more of them, may be members, directors, or officers, or in which they or any of them have pecuniary interests; and the contracts of this Corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. The interested director or directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof authorizing, approving, or ratifying any such contract or transaction. Further, the vote of any such interested director at a meeting of the Board of Directors or committee thereof authorizing, approving or ratifying any such contract or transaction may be counted if his/her relationship or interest with respect to any such contract or transaction (i) is disclosed and such transaction or contract is authorized, approved or ratified by a majority of the directors without counting the vote or consent of such interested director, or (ii) is disclosed to the shareholders of the Corporation and authorized, approved or ratified by the shareholders by vote or written consent, or
          (iii) such contract or transaction is fair and reasonable to the Corporation.

                                     ARTICLE XII
                                     ------------

               When with respect to any action to be taken by shareholders of this Corporation, the Colorado Business Corporation Act requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

                                     ARTICLE XIII
                                     ------------

               Subject to repeal by action of the shareholders, the Board of Directors of this Corporation is authorized to adopt, confirm, ratify, alter, amend, rescind and repeal Bylaws or any portion thereof from time to time.

                                     ARTICLE XIV
                                     -----------

               The address of the Corporation's registered office is 9605
          E. Maroon Circle, Englewood, Colorado 80112 and the name of the registered agent at such address is James D. Grenfell.